The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-143825
Subject to Completion. Dated August 4, 2009.
Prospectus Supplement to Prospectus Dated June 18, 2007.

$200,000,000

Onyx Pharmaceuticals, Inc.
  % Convertible Senior Notes due 2016

We are offering $200,000,000 aggregate principal amount of our     % Convertible Senior Notes due 2016 (the “notes”). We will pay interest on the notes in cash semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2010, to holders of record at the close of business on the preceding February 1 and August 1, respectively. The notes will mature on August 15, 2016.

Holders may convert the notes prior to the close of business on the business day immediately preceding May 15, 2016 under the following circumstances: (1) during any calendar quarter commencing at any time after December 31, 2009 and only during such calendar quarter, if the last reported sale price of our common stock for at least 20 trading days during the 30 consecutive trading-day period ending on the last trading day of the preceding calendar quarter is more than 130% of the applicable conversion price per share of common stock on the last trading day of such preceding calendar quarter; (2) during the five business day period after any 10 consecutive trading-day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each day in the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate; (3) if specified distributions to holders of our common stock are made or specified corporate transactions occur; or (4) if we call any or all of the notes for redemption. On or after May 15, 2016, holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding the maturity date, without regard to the foregoing circumstances.

The initial conversion rate for the notes will be           shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $      per share), subject to adjustment as described in this prospectus supplement. In addition, if a “fundamental change” (as defined in this prospectus supplement) occurs prior to the maturity date of the notes, we will in some cases increase the conversion rate for a holder that elects to convert in connection with such fundamental change.

Upon conversion, holders will receive, at our election, cash, shares of our common stock or a combination thereof, as described in this prospectus supplement. However, at any time prior to the 30th “scheduled trading day” (as defined in this prospectus supplement) preceding August 15, 2016, we may irrevocably elect for the remaining term of the notes to satisfy our conversion obligation by net share settlement. If we make such an election, we will pay an amount in cash equal to the “principal portion” (as defined in this prospectus supplement) of any notes tendered for conversion on a conversion date that follows the date of our irrevocable net share settlement election, together with shares of our common stock to the extent that our payment obligations in respect of the notes exceed such principal portion. This irrevocable net share settlement election is in our sole discretion and does not require the consent of the holders of the notes.

Beginning August 20, 2013, we may redeem for cash all or part of the notes if the last reported sale price of our common stock exceeds 130% of the conversion price then in effect for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice. The redemption price will equal the sum of 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, plus a “make-whole premium” payment (as defined in this prospectus supplement). We must make the make-whole premium payments on all notes called for redemption prior to August 15, 2016, including notes converted after the date we delivered the notice of redemption. If a fundamental change occurs, holders may require us to repurchase all or a portion of their notes at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest.

The notes will be our general unsecured senior obligations, ranking equally in right of payment with our future senior unsecured indebtedness, if any, and senior in right of payment to our future subordinated debt, if any. The notes will be effectively junior to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes also will be structurally subordinated to all future indebtedness and other liabilities (including trade payables) of any of our future subsidiaries.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. Our common stock is listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “ONXX”. On August 4, 2009, the last reported sale price of our common stock on NASDAQ was $36.55 per share.

Concurrently with this offering of convertible senior notes and pursuant to a separate prospectus supplement, we are offering 4,000,000 shares of our common stock to the public (or a total of 4,600,000 shares if the underwriters exercise in full their option to purchase additional shares).

See “Risk Factors” beginning on page S-11 to read about important factors you should consider before buying the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total

Public offering price		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us		%	$

The initial offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from the date of original issuance, expected to be August   , 2009.

We have granted the underwriters an option to purchase up to an additional $30,000,000 in principal amount of notes from Onyx at the offering price less the underwriting discount within 30 days from the first date on which we issue notes.

We expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about August   , 2009.

Sole Book-Running Manager
Goldman, Sachs & Co.
Co-Managers

J.P.Morgan	Barclays Capital	Lazard Capital Markets

Prospectus Supplement dated August   , 2009.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we provide to you. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have materially changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which provides more general information. To the extent that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus and you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

Except as the context otherwise requires, or as otherwise specified or used in this prospectus, the terms “we”, “our”, “us”, “the Company”, and “Onyx” refer to Onyx Pharmaceuticals, Inc.

The distribution of this prospectus and the offering and sale of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus should inform themselves about and observe any such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus before making your investment decision.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any document filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

This prospectus is part of a registration statement we filed with the SEC. Whenever a reference is made in this prospectus to any contract or other document of Onyx, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you be referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC, which contain important information about us and our financial condition:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2008 (the “Annual Report”);

•	the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 9, 2009;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	our current reports on Form 8-K filed with the SEC on March 18, 2009, April 27, 2009, April 29, 2009 (excluding Item 7.01), May 18, 2009, May 27, 2009, July 22, 2009 and July 29, 2009; and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 2, 1996, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), from the date of this prospectus supplement to the termination of the offering of the notes. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. However, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 and exhibits furnished on such form that relate to such items in any future current report on Form 8-K that we may file with the SEC.

S-iii

You may obtain copies of any of these filings through us as described below, through the SEC or through the SEC’s website as described above. Documents incorporated by reverence are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing, by telephone or via the internet to:

Investor Relations
Onyx Pharmaceuticals, Inc.
2100 Powell Street
Emeryville, California 94608
(510) 597-6500

Our Internet address is http://www.onyx-pharm.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement and should not be considered part of this prospectus.

S-iv

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and within the meaning of Section 21E of the Exchange Act, that are subject to the “safe harbor” created by those sections. These forward-looking statements are generally identified by words such as “expect”, “anticipate”, “intend”, “believe”, “hope”, “assume”, “estimate”, “plan”, “will” and other similar words and expressions. Discussions containing these forward-looking statements may be found, among other places, in “Business” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements include but are not limited to statements about:

•	our strategy;

•	the progress of our development programs, including clinical testing;

•	sufficiency of our cash resources;

•	revenues from existing and new collaborations;

•	product development;

•	our research and development and other expenses; and

•	our operations and legal risks.

These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus supplement except as required by law. Before deciding to purchase the notes, you should carefully consider the risk factors described under the heading “Risk Factors” or incorporated by reference in this prospectus, in addition to the other information set forth in this prospectus and in the documents incorporated by reference herein.

S-v

SUMMARY

This summary may not contain all of the information that may be important to you and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read the entire prospectus supplement and the documents incorporated by reference herein before making an investment decision. You should pay special attention to the “Risk Factors” section beginning on page S-11 of this prospectus supplement to determine whether an investment in the notes is appropriate for you. In this prospectus supplement, “Onyx”, “we”, “us”, “our” and “the company” refer solely to Onyx Pharmaceuticals, Inc.

Onyx Pharmaceuticals, Inc.

Overview

Changing the way cancer is treated®

We are a biopharmaceutical company dedicated to developing innovative therapies that target the molecular mechanisms that cause cancer. With our collaborators, we are developing anticancer therapies, and we are applying our expertise to develop and commercialize therapies designed to exploit the genetic differences between cancer cells and normal cells.

Our first commercially available product, Nexavar® (sorafenib) tablets, being developed with our collaborator, Bayer HealthCare Pharmaceuticals, Inc., or Bayer, is approved by the United States Food and Drug Administration, or FDA, for the treatment of patients with advanced kidney cancer and liver cancer. Nexavar is a novel, orally available multi-kinase inhibitor and is one of a new class of anticancer treatments that target both cancer cell proliferation and tumor growth through the inhibition of key signaling pathways. In December 2005, Nexavar became the first newly approved drug for patients with advanced kidney cancer in over a decade. In November 2007, Nexavar was approved as the first and is currently the only systemic therapy for the treatment of patients with liver cancer. Nexavar is now approved in more than 80 countries for the treatment of advanced kidney cancer and in more than 70 countries for the treatment of liver cancer. We and Bayer are also conducting clinical trials of Nexavar in several important cancer types in addition to advanced kidney cancer and liver cancer, including lung, breast, ovarian and colon cancers.

We and Bayer are commercializing Nexavar for the treatment of patients with advanced kidney cancer and liver cancer. Nexavar has been approved and is marketed for these indications in the United States and in the European Union, as well as other territories worldwide. In the United States, we co-promote Nexavar with Bayer. Outside of the United States, Bayer manages all commercialization activities. For the six months ended June 30, 2009, worldwide net sales of Nexavar as recorded by Bayer were $379.1 million.

In collaboration with Bayer, we initially focused on demonstrating Nexavar’s ability to benefit patients suffering from a cancer for which there were no or few established therapies. With the approval of Nexavar for the treatment of advanced kidney cancer and liver cancer, the two companies have established the Nexavar brand and created a global commercial oncology presence. In order to benefit as many patients as possible, we and Bayer are also investigating the administration of Nexavar as a monotherapy, in combination with chemotherapy, and in combination with other targeted therapies in many common cancers.

We and Bayer are developing and marketing Nexavar under our collaboration and co-promotion agreements. We fund 50% of the development costs for Nexavar worldwide, excluding Japan. With Bayer, we co-promote Nexavar in the United States and share equally in any profits or losses. Outside of the United States, excluding Japan, Bayer has exclusive marketing rights and we share profits. In Japan, Bayer funds all product development, and we receive a royalty on any sales.

We have expanded our development pipeline through the acquisition of rights to development-stage novel anticancer agents. In November 2008, we entered into an agreement to license worldwide development and commercialization rights to ONX 0801, previously known as BGC 945, from BTG International Limited, or BTG, a London-based specialty pharmaceuticals company. ONX 0801 is in preclinical development and is believed to work by combining two established approaches to improve outcomes for cancer patients, selectively targeting tumor cells through the alpha-folate receptor, which is overexpressed in a number of tumor types, and inhibiting thymidylate synthase, a key enzyme responsible for cell growth and division. In December 2008, we acquired options to license SB1518 (designated by Onyx as ONX 0803) and SB1578 (designated by Onyx as ONX 0805), which are both Janus Kinase 2, or JAK2, inhibitors, from S*BIO Pte Ltd, or S*BIO, a Singapore-based company. The activation of JAK2 stimulates blood cell production and the JAK2 pathway is known to play a critical role in the proliferation of certain types of cancer cells and in the anti-inflammatory pathway. ONX 0803 is in multiple Phase 1 studies and ONX 0805 is in preclinical development.

Recent Developments

In July 2009, we and Bayer reported that a randomized Phase 2 trial of Nexavar in advanced metastatic breast cancer met its primary endpoint of progression-free survival. The study evaluated Nexavar® in combination with the oral chemotherapeutic, capecitabine, in patients with locally advanced or metastatic HER-2 negative breast cancer. Study findings demonstrated that the median progression-free survival was extended in patients treated with Nexavar and capecitabine compared to patients receiving capecitabine and placebo. These results were statistically significant (p = .0006). In this trial, the safety and tolerability of the combination was as expected and did not show any new or unexpected toxicities.

Results for Three and Six Months Ended June 30, 2009

On August 4, 2009 we announced our results for the three and six months ended June 30, 2009. As reported by Onyx’s collaborator Bayer, global Nexavar net sales for the three and six months ended June 30, 2009, were $201.0 million, a 19% increase, and $379.1 million, a 18% increase, compared to the same periods in 2008, respectively. For the three and six months ended June 30, 2009, Onyx reported net income of $9.4 million, or $0.16 per diluted share, and $13.4 million, or $0.24 per diluted share, respectively. Net income for the three and six months ended June 30, 2009 was primarily driven by higher Nexavar sales offset by the company’s expanded clinical development efforts, increased commercial costs to support the Nexavar brand and lower investment income due to current macroeconomic conditions.

Corporate Information

We were incorporated in California in February 1992 and reincorporated in Delaware in May 1996. Our principal office is located at 2100 Powell Street, Emeryville, California 94608 and our telephone number is (510) 597-6500. Our website is located at www.onyx-pharm.com. Our website address is included in this document only as a reference. Information found on, or accessible through, our website is not a part of, and not incorporated into, this prospectus supplement.

Concurrent Offering of Common Stock

Concurrently with this notes offering, we are offering 4,000,000 shares of our common stock to the public, or 4,600,000 if the underwriters exercise in full their option to purchase additional shares, which we refer to herein as the common stock offering. The common stock offering is being conducted as a separate public offering by means of a separate prospectus supplement. This notes offering is not contingent upon the completion of the common stock offering and the common stock offering is not contingent upon the completion of this notes offering. We cannot assure you that either or both of the offerings will be completed.

THE OFFERING

The following is a brief summary of certain terms of this offering and is not a complete description of the offering or the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement. For a more detailed description of the notes, see the section entitled “Description of Notes” beginning on page S-42 of this prospectus supplement. Unless otherwise specified, the following discussion assumes no exercise of the underwriters’ option to purchase additional notes. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled “Description of Notes”, to “Onyx”, “we”, “our”, “us” and “the company” refer solely to Onyx Pharmaceuticals, Inc. When we refer to the “notes” in this prospectus supplement, we mean the notes being offered by this prospectus supplement, unless we state otherwise.

Issuer	Onyx Pharmaceuticals, Inc., a Delaware corporation

Notes	$200,000,000 principal amount of % Convertible Senior Notes due 2016, which we refer to herein as the notes. We also have granted the underwriters an option to purchase up to an additional $30,000,000 principal amount of the notes within 30 days from the first date on which we issue notes.

Maturity Date	August 15, 2016

Interest Rate	% per year, payable semi-annually in arrears in cash on February 15 and August 15 of each year, beginning on February 15, 2010.

Ranking	The notes will be our general unsecured senior obligations, ranking equally in right of payment to our future senior unsecured indebtedness, if any, and senior in right of payment to all of our future subordinated indebtedness, if any. The notes will effectively rank junior to our future secured indebtedness, if any, to the extent of the assets securing such indebtedness and will be structurally subordinated in right of payment to all future indebtedness and other liabilities of any future subsidiaries of the Company.

As of June 30, 2009, we had no outstanding indebtedness. In addition, we currently have no subsidiaries.

The indenture governing the notes does not limit the amount of additional debt that we or any of our future subsidiaries may incur in the future.

Conversion Rights	Prior to May 15, 2016, holders may surrender their notes, in multiples of $1,000 principal amount under the following circumstances:

• during any calendar quarter commencing at any time after December 31, 2009 and only during such calendar quarter, if the last reported sale price of our common stock for at least 20 trading days during the 30 consecutive trading-day period ending on the last trading day of the preceding calendar quarter is more than 130% of the applicable conversion price per share of common stock on the last trading day of such preceding calendar quarter;

• during the five business day period after any ten consecutive trading-day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each day in the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate;

• upon the occurrence of specified distributions to holders of our common stock or specified corporate transactions as described under “Description of Notes — Conversion Rights — Conversion Upon Specified Distributions to Holders of our Common Stock or Specified Corporate Transactions”; or

• if we call any or all of the notes for redemption.

On or after May 15, 2016, holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding the maturity date.

The notes will be convertible based on an initial conversion rate of shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $ per share). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances, as described under “Description of Notes — Conversion Rate Adjustments”.

Settlement Upon Conversion	Unless we have made an irrevocable net share settlement election as described below under “Description of Notes — Conversion Procedures — Irrevocable Election of Net Share Settlement”, upon conversion of the notes, we may elect to deliver, at our option, shares of our common stock, cash or a combination of cash and shares of our common stock in satisfaction of our obligations, in each case calculated as described under “Description of Notes — Conversion Procedures — Settlement Upon Conversion”. We will inform the holders so converting through the trustee of the method we choose to satisfy our obligation upon conversion of the notes no later than the second scheduled trading day immediately following the related conversion date. If we do not provide such notice, we will be presumed to have elected to satisfy our obligation by net share settlement. We have a policy of settling conversions of the notes using net share settlement.

At any time prior to the 30th scheduled trading day preceding the maturity date of the notes, we may irrevocably elect net share settlement of the notes. If we make such an election, we will pay an amount in cash equal to the principal portion of any notes tendered for conversion on a conversion date that follows the date of our irrevocable net share settlement election, together with shares of our common stock to the extent that our payment obligations in respect of the notes exceed such principal portion. This irrevocable net share settlement election is in our sole discretion and does not require the consent of the holders of the notes.

We will treat all holders of the notes converting on the same trading day in the same manner. Except for all conversions that occur on or after the 30th scheduled trading day preceding the maturity date of the notes, we will not, however, have any obligation to repay any notes tendered for conversion on different trading days in the same manner.

Upon conversion, subject to certain exceptions, you will not receive any cash payment or shares representing accrued and unpaid interest, if any.

Adjustment to Conversion Rate Upon Conversion Upon Make-Whole Fundamental Change	If and only to the extent you elect to convert your notes in connection with a transaction or event that constitutes a “make-whole fundamental change” as defined in “Description of Notes — Conversion Rate Adjustments — Adjustment to Conversion Rate Upon Conversion Upon Make-Whole Fundamental Changes”, we will increase the conversion rate by a number of additional shares. The number of additional shares will be determined by reference to the table in “Description of Notes — Conversion Rate Adjustments — Adjustment to Conversion Rate Upon Conversion Upon Make-Whole Fundamental Changes”, based on the make-whole reference date and the price paid per share of our common stock in such make-whole fundamental change.

If holders of our common stock receive only cash upon a make-whole fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five consecutive trading day period ending on the trading day preceding the date on which such make-whole fundamental change occurs or becomes effective.

Repurchase at the Option of the Holder upon a Fundamental Change	If we undergo a fundamental change (as defined under “Description of Notes — Repurchase at the Option of the Holder Upon a Fundamental Change”) at any time, you will have the option to require us to repurchase all or any portion of your notes. The fundamental change repurchase price will be 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. Any notes repurchased by us will be paid for in cash.

Optional Redemption by Us	We may not redeem the notes prior to August 20, 2013. Beginning August 20, 2013, we may redeem for cash all or part of the notes but only if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day prior to the date we provide the notice of redemption exceeds 130% of the conversion price in effect on each such trading day. The redemption price will equal the sum of 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole premium” payment in cash, shares of our common stock or a combination of cash and shares of our common stock, at our option, equal to the sum of the present values of the remaining scheduled payments of interest on the notes to be redeemed through August 15, 2016 (excluding interest accrued to, but excluding, the redemption date). The present values of the remaining interest payments will be computed using a discount rate equal to 2.5%.

If we elect to pay some or all of the make-whole premium in shares of our common stock, then the number of shares of common stock a holder will receive will be that number of shares that have a value equal to the amount of the make-whole premium payment to be paid to such holder in shares, divided by the product of the average of the closing prices of our common stock for the five trading days immediately preceding and including the third day prior to the date of the provisional redemption multiplied by 97.5%.

Events of Default	Except with respect to a failure to comply with our reporting obligations as described under “Description of Notes — Events of Default; Notice and Waiver”, if any event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare 100% of the principal amount and accrued and unpaid interest, if any, on the notes to be due and payable. In case of certain types of bankruptcy, insolvency or reorganization events of default involving us, these amounts automatically will become due and payable.

Book-Entry Form	The notes will be issued in book-entry form and are represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

No Prior Market	The notes will be new securities for which there is currently no market. Although certain of the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Listing	We do not intend to apply to list the notes on any securities exchange or to include the notes in any automated quotation system.

Our common stock is quoted on the NASDAQ Global Market (which we refer to as NASDAQ), under the symbol “ONXX”. On August 4, 2009, the closing sale price for the common stock on the NASDAQ was $36.55 per share.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $194.5 million (or approximately $223.7 million if the underwriters exercise in full their option to purchase additional notes), after payment of the underwriters’ commissions and estimated offering expenses.

We intend to use the net proceeds of this offering and the common stock offering to build and diversify our pipeline by in-licensing product candidates or investing in or acquiring businesses or technologies that we believe are complementary to our own. We have no current commitments or agreements with respect to any such transactions as of the date of this prospectus supplement. We may also use a portion of our net proceeds from these offerings to fund the costs of our clinical trials program and other research and development activities, both ongoing and planned, as well as sales and marketing activities, and for general corporate purposes, including working capital. This offering is not contingent on the completion of the common stock offering. See “Use of Proceeds” in this prospectus supplement.

Trustee, Paying Agent and Conversion Agent	Wells Fargo Bank, National Association.

Material U.S. Federal Income Tax Considerations	For a discussion of material United States federal income tax consequences relating to the acquisition, ownership, conversion and disposition of the notes, and the ownership and disposition of the shares of common stock received upon conversion of the notes, see the discussion under the heading “Material U.S. Federal Income Tax Considerations”.

You should consult your tax advisor with respect to the United States federal income tax consequences of acquiring, owning and disposing of the notes and the common stock into which the notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Material U.S. Federal Income Tax Considerations”.

Risk Factors	See “Risk Factors” beginning on page S-11 for a discussion of factors that should be considered before investing in the notes.

Concurrently with this offering, we are offering 4,000,000 shares of our common stock (up to 4,600,000 shares if the underwriters exercise in full their option to purchase additional shares) pursuant to a separate prospectus supplement. Through this offering and our concurrent stock offering we intend to raise gross proceeds of approximately $346.2 million (up to $398.1 million if the underwriters exercise in full their options to purchase additional shares and notes, respectively, in the offerings). Neither offering is contingent upon completion of the other.

SUMMARY FINANCIAL AND OPERATING DATA

We derived the following information from our audited financial statements as of and for the years ended December 31, 2006 through 2008, and unaudited financial statements as of and for the six months ended June 30, 2008 and 2009. The following information should be read in conjunction with our financial statements and related notes incorporated by reference in the accompanying prospectus, and our historical financial statements and related notes contained in our annual reports, quarterly reports and other information on file with the SEC. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement entitled “Where You Can Find More Information”.

The summary statement of operations data for the six months ended June 30, 2008 and 2009, and the balance sheet data as of June 30, 2009, are unaudited but include, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. Results for the six months ended June 30, 2009 are not necessarily indicative of the results that may be expected for any other interim periods or for the year as a whole.

The as adjusted balance sheet data as of June 30, 2009 reflects the sale of the notes offered hereby (assuming no exercise of the underwriters’ option to purchase additional notes), and gives effect to the receipt of the estimated net proceeds of $139.5 million from the sale of the common stock in our concurrent common stock offering (assuming no exercise of the underwriters’ option to purchase additional shares) at an assumed public offering price of $36.55 per share, in each case, after deducting the underwriting discount and the estimated offering expenses payable by us.

				Six Months Ended
	Year Ended December 31,			June 30,
	2006	2007	2008	2008	2009
				(Unaudited)
	(In thousands, except for per share data)

Statement of Operations Data:
Revenue:
Revenue from collaboration agreement	$29,274	$90,429	$194,343	$93,927	$113,936
License fee revenue	250	—	—	—	—
Operating expenses:
Research and development	84,169	83,306	123,749	42,052	56,842
Selling, general and administrative	50,019	60,546	80,994	39,667	45,459

Income (loss) from operations	(104,664)	(53,423)	(10,400)	12,208	11,635
Investment income, net	11,983	19,256	12,695	7,933	2,092
Provision for income taxes	—	—	347	249	288

Net income (loss)	$(92,681)	$(34,167)	$1,948	$19,892	$13,439

Basic net income (loss) per share	$(2.20)	$(0.67)	$0.03	$0.36	$0.24

Diluted net income (loss) per share	$(2.20)	$(0.67)	$0.03	$0.35	$0.24

Shares used in computing basic net income (loss) per share	42,170	51,177	55,915	55,531	56,803

Shares used in computing diluted net income (loss) per share	42,170	51,177	56,765	56,534	57,178

	June 30, 2009
	Actual	As Adjusted
	(Unaudited)
	(In thousands)

Balance Sheet Data:
Cash, cash equivalents, and current and non-current marketable securities	$469,501	$803,488
Total assets	530,490	869,977
Working capital	463,900	797,887
% Convertible Senior Notes due 2016 (1)	—	200,000
Accumulated deficit	(457,271)	(457,271)
Total stockholders’ equity	508,049	647,536

(1)	Amount reflects the gross proceeds of the offering assuming no exercise of the underwriters’ option to purchase additional notes. The recording of the notes does not include the application of FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which we expect to adopt in our third fiscal quarter in 2009. Under FSP APB 14-1, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of FSP APB 14-1 on the accounting for the notes is that the equity component would be included in the additional paid-in-capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended		Year Ended December 31,
	June 30, 2009		2008		2007		2006		2005		2004

Ratio of earnings to fixed charges	57.2	x	6.6	x	—	(1)	—	(1)	—	(1)	—	(1)

(1)	The ratio of earnings to fixed charges was computed by dividing earnings (loss) from continuing operations before taxes by fixed charges from continuing operations for the periods indicated. “Earnings” consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges. “Fixed charges” consist of interest expense and the portion of operating lease expense that represents interest.

(2)	For the fiscal years ended December 31, 2007, 2006, 2005 and 2004, our earnings were insufficient to cover fixed charges by approximately $34.2 million, $92.7 million, $95.2 million and $46.8 million, respectively.

RISK FACTORS

Investing in the notes and our common stock involves a high degree of risk. In addition, our business, operations, and financial condition are subject to various risks. You should carefully consider the risks described below with all of the other information included or incorporated by reference in this prospectus supplement before making an investment decision. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of the notes and our common stock could decline and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements”.

Risks Related to Our Business

Nexavar® (sorafenib) tablets is our only approved product. If Nexavar fails and we are unable to develop and commercialize alternative product candidates our business would fail.

Nexavar is our only approved product. Although we recently acquired rights to develop and commercialize ONX 0801 and options to license ONX 0803 and ONX 0805 in the United States, Canada and Europe, these compounds are in very early stages of development and we may be unable to successfully develop and commercialize these or other product candidates. If Nexavar ceases to be commercially successful and we are unable to develop and commercialize any other products, our business would fail.

There are several competing therapies approved and in development for the treatment of advanced kidney cancer. If Nexavar is unable to successfully compete against existing and future therapies in advanced kidney cancer, our business would be harmed.

There are several competing therapies approved for the treatment of kidney cancer, including Sutent, a multi-kinase inhibitor marketed in the United States, the European Union and other countries by Pfizer; Torisel, an mTOR inhibitor marketed in the United States, the European Union and other countries by Wyeth; Avastin, an angiogenesis inhibitor approved for the treatment of advanced kidney cancer in the United States and the European Union and marketed by Genentech and Roche; and Afinitor, an mTOR inhibitor recently approved by the FDA and marketed by Novartis. Nexavar’s market share in advanced kidney cancer has decreased following the introduction of these products into the market.

A demonstrated survival benefit is an important element in determining standard of care. While we did not demonstrate a statistically significant overall survival benefit for patients treated with Nexavar in our Phase 3 kidney cancer trial, we believe the outcome was impacted by the crossover of patients from placebo to Nexavar during the conduct of our pivotal clinical trial. Competitors with statistically significant overall survival data could be preferred in the marketplace, which could impair our ability to successfully market Nexavar. Furthermore, the use of any particular therapy may limit the use of a competing therapy with a similar mechanism of action. The FDA approval of Nexavar permits Nexavar to be used as an initial, or first-line, therapy and subsequent lines of therapy for the treatment of advanced kidney cancer, but some other approvals do not. For example, the European Union approval indicates Nexavar only for advanced kidney cancer patients that have failed prior therapy or whose physicians deem alternate therapies inappropriate.

We expect competition to increase as additional products are approved to treat advanced kidney cancer. Products in development for advanced kidney cancer include GlaxoSmithKline’s pazopanib, a multi-kinase inhibitor, among others. The successful introduction of other new therapies to treat advanced kidney cancer could significantly reduce the potential market for Nexavar in this indication.

There are several existing approaches and several therapies in development for the treatment of liver cancer. If Nexavar is unable to successfully compete against existing and future therapies in liver cancer, our business would be harmed.

There are many existing approaches used in the treatment of liver cancer including alcohol injection, radiofrequency ablation, chemoembolization, cryoablation and radiation therapy. While Nexavar is the first systemic therapy to demonstrate a survival benefit for liver cancer, several other therapies are in development, including Pfizer’s sunitinib, a multi-kinase inhibitor and Bristol-Meyers Squibb’s brivanib, a Vascular Endothelial Growth Factor Receptor 2 (VEGFR 2) inhibitor. If Nexavar is unable to compete or be combined successfully with existing approaches or if new therapies are developed for liver cancer, our business would be harmed.

Although Nexavar has been approved in the United States, the European Union and other territories for the treatment of patients with liver cancer, adoption may be slow or limited for a variety of reasons including the geographic distribution of the patient population, the current treatment paradigm for liver cancer patients, the underlying liver disease present in most liver cancer patients and limited reimbursement. If Nexavar is not broadly adopted for the treatment of liver cancer, our business would be harmed.

Nexavar has been approved in the United States, the European Union and many other countries as the first systemic treatment for liver cancer. The rate of adoption and the ultimate market size will be dependent on several factors including educating treating physicians on the appropriate use of Nexavar and the management of patients who are receiving Nexavar. This may be difficult as liver cancer patients typically have underlying liver disease and other comorbidities and can be treated by a variety of medical specialists. In addition, screening, diagnostic and treatment practices can vary significantly by region. Further, liver cancer is common in many regions in the developing world where the healthcare systems are limited and reimbursement for Nexavar is limited or unavailable, which will likely limit or slow adoption. If we are unable to change the treatment paradigms for this disease, we may be unable to successfully achieve the market potential of Nexavar in this indication, which could harm our business.

While we and Bayer have received marketing approval for Nexavar in the United States, the European Union and other territories to treat liver cancer, some regulatory authorities have not completed their review of the submissions and any review may not result in marketing approval by these other authorities in this indication. In addition, although Nexavar is approved for the treatment of patients with liver cancer in the European Union and elsewhere, certain countries require pricing to be established before reimbursement for this indication may be obtained. We may not receive or maintain pricing approvals at favorable levels or at all, which could harm our ability to broadly market Nexavar.

If our ongoing and planned clinical trials fail to demonstrate that Nexavar is safe and effective or we are unable to obtain necessary regulatory approvals, we will be unable to expand the commercial market for Nexavar and our business may fail.

In collaboration with Bayer, we are conducting multiple clinical trials of Nexavar. We are currently conducting a number of clinical trials of Nexavar alone or in combination with other anticancer agents in kidney, liver, non-small cell lung, breast, colorectal, ovarian and other cancers including a number of Phase 3 clinical trials.

Phase 3 trials are designed to more rigorously test the efficacy of a product candidate and are normally randomized and double-blinded. Phase 3 trials are typically monitored by independent data monitoring committees, or DMC, which periodically review data as a trial progresses. A DMC may recommend that a trial be stopped before completion for a number of reasons including safety concerns, patient benefit or futility. Our clinical trials may fail to demonstrate that Nexavar is safe and effective, and Nexavar may not gain additional regulatory approval, which would limit the potential market for the product causing our business to fail.

Nexavar has not been approved in cancer types other than advanced kidney and liver cancers. Success in one or even several cancer types does not indicate that Nexavar would be approved or have successful clinical trials in other cancer types. For example, Bayer and Onyx have conducted Phase 3 trials in melanoma and non-small cell lung cancer (NSCLC) that were not successful. In addition, in one non-small cell lung cancer Phase 3 trial, higher mortality was observed in the subset of patients with squamous cell carcinoma of the lung treated with Nexavar and carboplatin and paclitaxel than in the subset of patients treated with carboplatin and paclitaxel alone. Based on this observation, further enrollment of squamous cell carcinoma of the lung was suspended from other NSCLC trials sponsored by us. Other cancer types with a histology similar to squamous cell carcinoma of the lung may yield a similar adverse treatment outcome. If so, patients having this histology may be excluded from ongoing and future clinical trials, which could potentially delay clinical trial enrollment and would reduce the number of patients that could potentially receive Nexavar.

Many companies have failed to demonstrate the effectiveness of pharmaceutical product candidates in Phase 3 clinical trials notwithstanding favorable results in Phase 1 or Phase 2 clinical trials. We are conducting clinical trials of Nexavar in a variety of cancer types, stages of disease and in combination with a variety of therapies and therapeutic agents. If previously unforeseen and unacceptable side effects are observed, we may not proceed with further clinical trials of Nexavar in that cancer type, stage of disease or combination. In our clinical trials, we may treat patients with Nexavar as a single agent or in combination with other therapies, who have failed conventional treatments and who are in advanced stages of cancer. During the course of treatment, these patients may die or suffer adverse medical effects for reasons unrelated to Nexavar. These adverse effects may impact the interpretation of clinical trial results, which could lead to an erroneous conclusion regarding the toxicity or efficacy of Nexavar.

We are dependent upon our collaborative relationship with Bayer to further develop, manufacture and commercialize Nexavar. There may be circumstances that delay or prevent Bayer’s ability to develop, manufacture and commercialize Nexavar.

Our strategy for developing, manufacturing and commercializing Nexavar depends in large part upon our relationship with Bayer. If we are unable to maintain our collaborative relationship with Bayer, we would need to undertake development, manufacturing and marketing activities at our own expense. This would significantly increase our capital and infrastructure requirements, may limit the indications we are able to pursue and could prevent us from effectively developing and commercializing Nexavar.

We are subject to a number of risks associated with our dependence on our collaborative relationship with Bayer, including:

•	adverse decisions by Bayer regarding the amount and timing of resource expenditures for the development and commercialization of Nexavar;

•	possible disagreements as to development plans, including clinical trials or regulatory approval strategy;

•	the right of Bayer to terminate the collaboration agreement with us on limited notice and for reasons outside our control;

•	loss of significant rights if we fail to meet our obligations under the collaboration agreement;

•	the development or acquisition by Bayer of competing products. For example, Bayer is developing fluoro-sorafenib in Phase 2 clinical trials for kidney cancer and the ownership of this compound is being disputed by us through the lawsuit we filed against Bayer;

•	adverse regulatory or legal action against Bayer resulting from failure to meet healthcare industry compliance requirements in the promotion, sale, or federal and state reporting of Nexavar;

•	changes in key management personnel at Bayer that are members of the collaboration’s executive team; and

•	disagreements with Bayer regarding the collaboration agreement or ownership of proprietary rights.

Due to these factors and other possible disagreements with Bayer, we may be delayed or prevented from further developing, manufacturing or commercializing Nexavar, and we may become involved in additional litigation or arbitration against Bayer, which could be time consuming and expensive.

While we continue to collaborate with Bayer in the development and commercialization of Nexavar, in May 2009, we filed a complaint against Bayer seeking a declaration that fluoro-sorafenib, a variant of sorafenib that has the same chemical structure as Nexavar, except that a single fluorine atom has been substituted for a hydrogen atom, is a jointly-owned collaboration compound under our collaboration agreement, together with other remedies. We believe that Onyx has rights to this drug candidate under the terms of our collaboration agreement with Bayer and Bayer has asserted that we have no such rights. Our litigation against Bayer may be time consuming and expensive, and may be a distraction to our management. Should it ultimately be determined that Onyx has no rights to fluoro-sorafenib and this product candidate were to successfully complete development and be approved for marketing, it could compete with Nexavar. In addition, such development could create different incentives between us and Bayer regarding the development and promotion of Nexavar, thereby harming our business.

Our collaboration agreement with Bayer terminates when patents expire that were issued in connection with product candidates discovered under that agreement, or upon the time when neither we nor Bayer are entitled to profit sharing under that agreement, whichever is later. Bayer holds the global patent applications related to Nexavar. The patents and patent applications covering Nexavar are owned by Bayer and are licensed to us through our collaboration agreement with Bayer. We have no control over the prosecution of Bayer’s patents. Bayer has United States patents that cover Nexavar and pharmaceutical compositions of Nexavar which we believe provide adequate patent protection until at least 2020. Bayer also has a European patent that covers Nexavar which will expire in 2020. Bayer has other patents/patent applications that are pending worldwide that cover Nexavar alone or in combination with other drugs for treating cancer.

We face intense competition and rapid technological change, and many of our competitors have substantially greater resources than we have.

We are engaged in a rapidly changing and highly competitive field. We are seeking to develop and market Nexavar to compete with other products and therapies that currently exist or are being developed. Many other companies are actively seeking to develop products that have disease targets similar to those we are pursuing. Some of these competitive product candidates are in clinical trials and others are approved. Competitors that target the same tumor types as our Nexavar program and that have commercial products or product candidates at various stages of clinical development include Pfizer, Roche, Wyeth, Novartis International AG, Amgen, AstraZeneca PLC, OSI Pharmaceuticals, Inc., GlaxoSmithKline, Eli Lilly and several others. A number of companies have agents such as small molecules or antibodies targeting Vascular Endothelial Growth Factor, or VEGF; VEGF receptors; Epidermal Growth Factor, or EGF; EGF receptors; and other enzymes. In addition, many other pharmaceutical companies are developing novel cancer therapies that, if successful, would also provide competition for Nexavar.

Many of our competitors, either alone or together with collaborators, have substantially greater financial resources and research and development staffs. In addition, many of these competitors, either alone or together with their collaborators, have significantly greater experience than we do in:

•	developing products;

•	undertaking preclinical testing and human clinical trials;

•	obtaining FDA and other regulatory approvals of products; and

•	manufacturing and marketing products.

Accordingly, our competitors may succeed in obtaining patent protection, receiving FDA approval or commercializing product candidates before we do. We will compete with companies with greater marketing and manufacturing capabilities, areas in which we have limited or no experience.

We also face, and will continue to face, competition from academic institutions, government agencies and research institutions. Further, we face numerous competitors working on product candidates to treat each of the diseases for which we are seeking to develop therapeutic products. In addition, our product candidates, if approved, may compete with existing therapies that have long histories of safe and effective use. We may also face competition from other drug development technologies and methods of preventing or reducing the incidence of disease and other classes of therapeutic agents.

Developments by competitors may render our product candidates obsolete or noncompetitive. We face and will continue to face intense competition from other companies for collaborations with pharmaceutical and biotechnology companies, for establishing relationships with academic and research institutions, and for licenses to proprietary technology. These competitors, either alone or with collaborative parties, may succeed with technologies or products that are more effective than ours.

We anticipate that we will face increased competition in the future as new companies enter our markets and as scientific developments surrounding other cancer therapies continue to accelerate. We have made significant expenditures toward the development of Nexavar and the establishment of a commercialization infrastructure. If Nexavar cannot compete effectively in the marketplace, we may be unable to realize sufficient revenue from Nexavar to offset our expenditures toward its development and commercialization, and our business will suffer.

Our operating results are unpredictable and may fluctuate. If our operating results are below the expectations of securities analysts or investors, the trading price of our stock could decline.

Our operating results will likely fluctuate from quarter to quarter and from year to year, and are difficult to predict. Due to a highly competitive environment in kidney cancer and launches throughout the world, as well as the treatment paradigm in liver cancer, Nexavar sales will be difficult to predict from period to period. Our operating expenses are highly dependent on expenses incurred by Bayer and are largely independent of Nexavar sales in any particular period. In addition, we expect to incur significant operating expenses associated with the development activities of ONX 0801. If we exercise our option rights related to ONX 0803 and ONX 0805, we will be required to pay significant license fees and we also expect to incur significant operating expenses for development of ONX 0803 and ONX 0805. We believe that our quarterly and annual results of operations may be negatively affected by a variety of factors. These factors include, but are not limited to, the level of patient demand for Nexavar, the timing and level of investments in sales and marketing efforts to support the sales of Nexavar, the timing and level of investments in the research and development of Nexavar, the ability of Bayer’s distribution network to process and ship Nexavar on a timely basis, fluctuations in foreign currency exchange rates and expenditures we may incur to acquire or develop additional products.

In addition, as a result of our adoption of SFAS 123(R), we must measure compensation cost for stock-based awards made to employees at the grant date of the award, based on the fair value of the award, and recognize the cost as an expense over the employee’s requisite service period. As the variables that we use as a basis for valuing these awards change over time, the magnitude of the expense that we must recognize may vary significantly. Any such variance from one period to the next could cause a significant fluctuation in our operating results.

It is, therefore, difficult for us to accurately forecast profits or losses. As a result, it is possible that in some quarters our operating results could be below the expectations of securities analysts or investors, which could cause the trading price of our common stock to decline, perhaps substantially.

The market may not accept our products and pharmaceutical pricing and reimbursement pressures may reduce profitability.

Nexavar or future product candidates that we may develop may not gain market acceptance among physicians, patients, healthcare payors and/or the medical community or the market may not be as large as forecasted. One factor that may affect market acceptance of Nexavar or future products we may develop is the availability of third-party reimbursement. Our commercial success may depend, in part, on the availability of adequate reimbursement for patients from third-party healthcare payors, such as government and private health insurers and managed care organizations. Third-party payors are increasingly challenging the pricing of medical products and services, especially in global markets, and their reimbursement practices may affect the price levels for Nexavar or future products. In addition, the market for our products may be limited by third-party payors who establish lists of approved products and do not provide reimbursement for products not listed. If our products are not on the approved lists, our sales may suffer. Changes in government legislation or regulation, such as the Medicare Act in the United States, including Medicare Part D, or changes in private third-party payors’ policies towards reimbursement for our products may reduce reimbursement of our product costs and increase the amounts that patients have to pay themselves. Non-government organizations can influence the use of Nexavar and reimbursement decisions for Nexavar in the United States and elsewhere. For example, the National Comprehensive Cancer Network, or NCCN, a not-for-profit alliance of cancer centers, has issued guidelines for the use of Nexavar in the treatment of advanced kidney cancer and unresectable liver cancer. These guidelines may affect treating physicians’ use of Nexavar in treatment-naïve advanced kidney and liver cancer patients.

Nexavar’s success in Europe and other regions will also depend largely on obtaining and maintaining government reimbursement. For example, in Europe and in many other international markets, most patients will not use prescription drugs that are not reimbursed by their governments. Negotiating prices with governmental authorities can delay commercialization by twelve months or more. Even if reimbursement is available, reimbursement policies may adversely affect our ability to sell our products on a profitable basis. For example, in Europe and in many international markets, governments control the prices of prescription pharmaceuticals and expect prices of prescription pharmaceuticals to decline over the life of the product or as volumes increase. Further reimbursement policies are subject to change due to economic, political or competitive factors. We believe that this will continue into the foreseeable future as governments struggle with escalating health care spending.

A number of additional factors may limit the market acceptance of products, including the following:

•	rate of adoption by healthcare practitioners;

•	treatment guidelines issued by government and non-government agencies;

•	types of cancer for which the product is approved;

•	rate of a product’s acceptance by the target population;

•	timing of market entry relative to competitive products;

•	availability of alternative therapies;

•	price of our product relative to alternative therapies;

•	extent of marketing efforts by us and third-party distributors or agents retained by us; and

•	side effects or unfavorable publicity concerning our products or similar products.

If Nexavar or any future product candidates that we may develop do not achieve market acceptance, we may not realize sufficient revenues from product sales, which may cause our stock price to decline.

Unstable market and economic conditions may have serious adverse consequences on our business.

Our general business strategy may be adversely affected by the recent economic downturn and volatile business environment and continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate further, or do not improve, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive. We believe we are well positioned with significant capital resources to meet our current working capital and capital expenditure requirements. However, a prolonged or profound economic downturn may result in adverse changes to product reimbursement and pricing and sales levels, which would harm our operating results. Additionally, other challenges resulting from the current economic environment include increases in national unemployment impacting patients’ ability to access drugs, increases in uninsured or underinsured patients affecting their ability to afford pharmaceutical products, potential national healthcare reform’s impact on the pharmaceutical industry and increased U.S. free goods to patients. There is a risk that one or more of our current service providers, manufacturers and other partners may not survive these difficult economic times, which would directly affect our ability to attain our operating goals on schedule and on budget. Further dislocations in the credit market may adversely impact the value and/or liquidity of marketable securities owned by the Company. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon clinical development plans or plans to acquire additional technology. There is a possibility that our stock price may decline, due in part to the volatility of the stock market and the general economic downturn, such that we would lose our status as a Well-Known Seasoned Issuer, which allows us to more rapidly and more cost-effectively raise funds in the public markets.

Our clinical trials could take longer to complete than we project or may not be completed at all.

Although for planning purposes we project the commencement, continuation and completion of ongoing clinical trials, the actual timing of these events may be subject to significant delays relating to various causes, including actions by Bayer, scheduling conflicts with participating clinicians and clinical institutions, difficulties in identifying and enrolling patients who meet trial eligibility criteria and shortages of available drug supply. We may not complete clinical trials involving Nexavar as projected or at all.

We and Bayer have launched a broad, multinational Phase 2 program in advanced breast and other cancers, including ovarian and colorectal carcinoma. We may not have the necessary capabilities to successfully manage the execution and completion of these planned clinical trials in a way that leads to approval of Nexavar for the target indications. In addition, we rely on Bayer, academic institutions, cooperative oncology organizations and clinical research organizations to conduct, supervise or monitor the majority of clinical trials involving Nexavar. We have less control over the timing and other aspects of these clinical trials than if we conducted them entirely on our own. Failure to commence or complete, or delays in our planned clinical trials would prevent us from commercializing Nexavar in indications other than kidney cancer and liver cancer, and thus seriously harm our business.

If serious adverse side effects are associated with Nexavar, approval for Nexavar could be revoked, sales of Nexavar could decline, and we may be unable to develop Nexavar as a treatment for other types of cancer.

The FDA-approved package insert for Nexavar for the treatment of patients with advanced kidney cancer and unresectable liver cancer includes several warnings relating to observed adverse reactions. These include, but are not limited to, cardiac ischemia and/or infarction; incidence of bleeding; hypertension which may occur early in the therapy; hand-foot skin reaction and rash; and some instances of gastrointestinal perforations. Other treatment-emergent adverse reactions observed in patients taking Nexavar include, but are not limited to, diarrhea, fatigue, abdominal pain, weight loss, anorexia, alopecia, nausea and vomiting. With continued and potentially expanded commercial use of Nexavar and additional clinical trials of Nexavar, we and Bayer anticipate we will routinely update adverse reactions listed in the package insert to reflect current information. For example, subsequent to the initial FDA approval, we and Bayer have updated the package insert to include additional information on new adverse reactions reported by physicians using Nexavar. If additional adverse reactions emerge, or a pattern of severe or persistent previously observed side effects is observed in the Nexavar patient population, the FDA or other international regulatory agencies could modify or revoke approval of Nexavar or we may choose to withdraw it from the market. If this were to occur, we may be unable to obtain approval of Nexavar in additional indications and foreign regulatory agencies may decline to approve Nexavar for use in any indication. Any of these outcomes would have a material adverse impact on our business. In addition, if patients receiving Nexavar were to suffer harm as a result of their use of Nexavar, these patients or their representatives may bring claims against us. These claims, or the mere threat of these claims, could have a material adverse effect on our business and results of operations.

We are subject to extensive government regulation, which can be costly, time consuming and subject us to unanticipated delays. If we are unable to obtain or maintain regulatory approvals for our products, compounds or product candidates, we will not be able to market or further develop them.

Drug candidates under development and approved for marketing are subject to extensive and rigorous domestic and foreign regulation, including the FDA’s requirements covering research and development, testing, manufacturing, quality control, labeling and promotion of drugs for human use. We have received regulatory approval for the use of Nexavar in the treatment of advanced kidney and liver cancer in the United States, in the European Union and a number of foreign markets, and we are developing Nexavar for several additional indications. Any compounds or product candidates that we may develop, including ONX 0801, ONX 0803 and ONX 0805, cannot be marketed in the U.S. until they have been approved by the FDA, and then they can only be marketed for the indications and claims approved by the FDA.

For Nexavar, we rely on Bayer to manage communications with regulatory agencies, including filing new drug applications, submission of promotional materials and generally directing the regulatory processes for Nexavar. We also rely on Bayer to complete the necessary government reporting obligations such as price calculation reporting and clinical study disclosures to federal and state regulatory agencies. We and Bayer may not obtain necessary additional approvals from the FDA or other regulatory authorities. If we fail to obtain required governmental approvals, we will experience delays in or be precluded from marketing Nexavar in particular indications or countries. The FDA or other regulatory authorities may approve only limited label information for the product. The label information describes the indications and methods of use for which the product is authorized, and if overly restrictive, may limit our and Bayer’s ability to successfully market any approved product. If we have disagreements as to ownership of clinical trial results or regulatory approvals, and the FDA refuses to recognize us as holding, or having access to, the regulatory approvals necessary to commercialize Nexavar, we may experience delays in or be precluded from marketing products.

For any compounds or product candidates that we may further develop, we cannot be sure that we will be able to receive necessary regulatory approvals on a timely basis, if at all. Delays in obtaining approvals could prevent us from marketing any potential products and would adversely affect our business.

The regulatory review and approval process takes many years, requires the expenditure of substantial resources, involves post-marketing surveillance and may involve ongoing requirements for post-marketing studies. Additional or more rigorous governmental regulations may be promulgated that could delay regulatory approval of our products or product candidates. Delays in obtaining regulatory approvals would adversely affect the successful commercialization of our products or product candidates.

After Nexavar and any other products we may develop are marketed, the products and their manufacturers are subject to continual review. Later discovery of previously unknown problems with Nexavar or any other products we may develop and manufacturing and production by Bayer or other third parties may result in restrictions on our products or product candidates, including withdrawal from the market. In addition, problems or failures with the products of others, before or after regulatory approval, including our competitors, could have an adverse effect on our ability to obtain or maintain regulatory approval. Increased industry trends in U.S. regulatory scrutiny of promotional activity by the FDA, Department of Justice, Office of Inspector General and Offices of State Attorney Generals resulting from healthcare fraud and abuse, including, but not limited to, violations of the Food, Drug and Cosmetic Act, False Claims Act and federal anti-kickback statute, have led to significant penalties for those pharmaceutical companies alleged of non-compliance. If we or Bayer fail to comply with applicable regulatory requirements, including strict regulation of marketing and sales activities, we could be subject to penalties, including fines, suspensions of regulatory approval, product recall, seizure of products and criminal prosecution.

We are dependent on the efforts of Bayer to market and promote Nexavar.

Under our collaboration and co-promotion agreements with Bayer, we and Bayer are co-promoting Nexavar in the United States.

We do not have the right to co-promote Nexavar in any country outside the United States, and we are dependent solely on Bayer to promote Nexavar in foreign countries where Nexavar is approved. In all foreign countries, except Japan, Bayer will first receive a portion of the product revenues to repay Bayer for its foreign commercialization infrastructure, before determining our share of profits and losses. In Japan, we receive a single-digit royalty on any sales of Nexavar.

We have limited ability to direct Bayer in its promotion of Nexavar in foreign countries where Nexavar is approved. Bayer may not have sufficient experience to promote oncology products in foreign countries and may fail to devote appropriate resources to this task. If Bayer fails to adequately promote Nexavar in foreign countries, we may be unable to obtain any remedy against Bayer. If this were to happen, sales of Nexavar in any foreign countries where Nexavar is approved may be harmed, which would negatively impact our business.

Similarly, Bayer may establish a sales and marketing infrastructure for Nexavar outside the United States that is too large and expensive in view of the magnitude of the Nexavar sales opportunity or establish this infrastructure too early in view of the ultimate timing of potential regulatory approvals. Since we share in the profits and losses arising from sales of Nexavar outside of the United States, rather than receiving a royalty (except in Japan), we are at risk with respect to the success or failure of Bayer’s commercial decisions related to Nexavar as well as the extent to which Bayer succeeds in the execution of its strategy.

We are dependent on the efforts of and funding by Bayer for the development of Nexavar.

Under the terms of the collaboration agreement, we and Bayer must agree on the development plan for Nexavar. If we and Bayer cannot agree, clinical trial progress could be significantly delayed or halted. Further, if we or Bayer cease funding development of Nexavar under the collaboration agreement, then that party will be entitled to receive a royalty, but not to share in profits. Bayer could, upon 60 days notice, elect at any time to terminate its co-funding of the development of Nexavar. If Bayer terminates its co-funding of Nexavar development, we may be unable to fund the development costs on our own and may be unable to find a new collaborator, which could cause our business to fail.

ONX 0801 may not be developed successfully, which would adversely affect our prospects for future revenue growth and our stock price.

ONX 0801 is in the pre-clinical stage of development. Successful development of this compound is highly uncertain and depends on a number of factors, many of which are beyond our control. Compounds that appear promising in research or development may be delayed or fail to reach later stages of development or the market for a variety of reasons including:

•	preclinical tests may show the product to be toxic or lack efficacy in animal models;

•	clinical trial results may show the product to be less effective than desired or to have harmful or problematic side effects;

•	the necessary regulatory approvals may not be received, or may be delayed due to factors such as slow enrollment in clinical studies, extended length of time to achieve study endpoints, additional time requirements for data analysis or preparation of the investigational new drug application, discussions with regulatory authorities, requests from regulatory authorities for additional pre-clinical or clinical data, analyses or changes to study design, or unexpected safety, efficacy or manufacturing issues;

•	difficulties formulating the product, scaling the manufacturing process or in getting approval for manufacturing;

•	manufacturing costs, pricing or reimbursement issues, or other factors may make the product uneconomical;

•	the proprietary rights of others and their competing products and technologies may prevent the product from being developed or commercialized; and

•	the contractual rights of our collaborators or others may prevent the product from being developed or commercialized.

If this compound is not developed successfully, our prospects for future revenue growth and our stock price would be harmed.

We do not have the manufacturing expertise or capabilities for any current and future products and are dependent on others to fulfill our manufacturing needs, which could result in lost sales and the delay of clinical trials or regulatory approval.

Under our collaboration agreement with Bayer, Bayer has the manufacturing responsibility to supply Nexavar for clinical trials and to support our commercial requirements. However, should Bayer give up its right to co-develop Nexavar, we would have to manufacture Nexavar, or contract with another third party to do so for us. Additionally, under our agreement with BTG we are responsible for all product development and commercialization activities of ONX 0801. Under our agreement with S*BIO, if we exercise our options and if S*BIO fails to supply us inventory through manufacturing, or other specified events occur, we have co-exclusive rights (with S*BIO) to make and have made ONX 0803 and ONX 0805 for use and sale in the United States, Canada and Europe.

We lack the resources, experience and capabilities to manufacture Nexavar, ONX 0801 and, if required, ONX 0803 and ONX 0805 or any future product candidates on our own and would require substantial funds to establish these capabilities. Consequently, we are, and expect to remain, dependent on third parties to manufacture our product candidates and products. These parties may encounter difficulties in production scale-up, including problems involving production yields, control and quality assurance, regulatory status relating to our products or those of our clients or shortage of qualified personnel. These third parties may not perform as agreed or may not continue to manufacture our products for the time required by us to successfully market our products. These third parties may fail to deliver the required quantities of our products or product candidates on a timely basis and at commercially reasonable prices. Failure by these third parties could impair our ability to meet the market demand for Nexavar, and could delay our ongoing clinical trials and our applications for regulatory approval. If these third parties do not adequately perform, we may be forced to incur additional expenses to pay for the manufacture of products or to develop our own manufacturing capabilities.

We have a history of losses, and we may continue to incur losses.

Although we achieved profitability for the year ended December 31, 2008, we have incurred net losses for the years ended December 31, 2007 and 2006 of $34.2 million and $92.7 million, respectively. As of June 30, 2009, we had an accumulated deficit of approximately $457.3 million. We have incurred losses principally from costs incurred in our research and development programs, from our general and administrative costs and the development of our commercialization infrastructure. We may continue to incur operating losses as we expand our development and commercial activities for our products, compounds and product candidates.

We have made, and plan to continue to make, significant expenditures towards the development and commercialization of Nexavar. We may never realize sufficient product sales to offset these expenditures. In addition, we will require significant funds for the research and development activities for ONX 0801. Upon the attainment of specified milestones, we are required to make milestone payments to BTG, which would also require significant funds. Exercising any of our option rights under our agreement with S*BIO will also cause us to incur additional operating expenses that would require significant funds. Our ability to achieve and maintain consistent profitability depends upon success by us and Bayer in marketing Nexavar in approved indications and the successful development and regulatory approvals of Nexavar in additional indications.

If we lose our key employees or are unable to attract or retain qualified personnel, our business could suffer.

The loss of the services of key employees may have an adverse impact on our business unless or until we hire a suitably qualified replacement. We do not maintain key person life insurance on any of our officers, employees or consultants. Any of our key personnel could terminate their employment with us at any time and without notice. We depend on our continued ability to attract, retain and motivate highly qualified personnel. We face competition for qualified individuals from numerous pharmaceutical and biotechnology companies, universities and other research institutions. Following our licensing of ONX 0801, we are now conducting our own research and development of product candidates other than Nexavar, and we will need to hire individuals with the appropriate scientific skills. If we cannot hire these individuals in a timely fashion, we will be unable to engage in new product candidate discovery activities.

We may need additional funds, and our future access to capital is uncertain.

We may need additional funds to conduct the costly and time-consuming activities related to the development and commercialization of Nexavar, ONX 0801 and, if we exercise our option rights, ONX 0803 and ONX 0805, including manufacturing, clinical trials and regulatory approval. Also, we may need funds to acquire rights to additional product candidates or acquire new or complementary businesses. Our future capital requirements will depend upon a number of factors, including:

•	revenue from our product sales;

•	global product development and commercialization activities;

•	the cost involved in enforcing patent claims against third parties and defending claims by third parties;

•	the costs associated with acquisitions or licenses of additional products;

•	the cost of acquiring new or complementary businesses;

•	competing technological and market developments;

•	repayment of our of milestone-based advances to Bayer, and

•	future fee and milestone payments to BTG and S*BIO.

We may not be able to raise additional capital on favorable terms, or at all. Beginning in 2008, the public equity and debt markets, historically our primary source of capital, have become difficult or impossible for many companies, including those in our industry, to access. If we are unable to obtain additional funds, we may not be able to fund our share of commercialization expenses and clinical trials. We may also have to curtail operations or obtain funds through collaborative and licensing arrangements that may require us to relinquish commercial rights or potential markets or grant licenses on terms that are unfavorable to us.

Even in the event that the notes offering contemplated hereby and the contemplated concurrent common stock offering are not completed, we believe that our existing capital resources and interest thereon will be sufficient to fund our current development plans beyond 2010. However, if we change our development plans, acquire rights to or license additional products, or seek to acquire new or complementary businesses, we may need additional funds sooner than we expect. In addition, we anticipate that our expenses related to the development of ONX 0801 and our share of expenses under our collaboration with Bayer will increase over the next several years as we begin activities to develop ONX 0801 and continue our share of funding for the Nexavar clinical development program and expansion of commercial activities for Nexavar throughout the world. While these costs are unknown at the current time, we may need to raise additional capital to begin developing ONX 0801 beyond the pre-clinical stage and to continue the co-funding of the Nexavar program through and beyond 2010, and may be unable to do so.

We may not be able to realize the potential financial or strategic benefits of business acquisitions or strategic investments, which could hurt our ability to grow our business, develop new products or sell our products.

We invested in S*BIO in December 2008 and may enter into future acquisitions of, or investments in, businesses, in order to complement or expand our current business or enter into a new product area. Negotiations associated with an acquisition or strategic investment could divert management’s attention and other company resources. Any of the following risks associated with future acquisitions or investments could impair our ability to grow our business, develop new products, or sell Nexavar, and ultimately could have a negative impact on our growth or our financial results:

•	difficulty in combining the products, operations or workforce of any acquired business with our business;

•	difficulty in operating in a new or multiple new locations;

•	disruption of our ongoing businesses or the ongoing business of the company that we invest in or acquire;

•	difficulty in realizing the potential financial or strategic benefits of the transaction;

•	difficulty in maintaining uniform standards, controls, procedures and policies;

•	disruption of or delays in ongoing research and development efforts;

•	diversion of capital and other resources;

•	assumption of liabilities;

•	diversion of resources and unanticipated expenses resulting from litigation arising from potential or actual business acquisitions or investments;

•	difficulties in entering into new markets in which we have limited or no experience and where competitors in such markets have stronger positions; and

•	impairment of relationships with our or the acquired businesses’ employees and other third parties, such as suppliers, or the loss of such relationships as a result of our acquisition or investment.

In addition, the consideration for any future acquisition could be paid in cash, shares of our common stock, the issuance of convertible debt securities or a combination of cash, convertible debt and common stock. If we make an investment in cash or use cash to pay for all or a portion of an acquisition, our cash reserves would be reduced which could negatively impact our liquidity, the growth of our business or our ability to develop new products. However, if we pay the consideration with shares of common stock, or convertible debentures, the holdings of our existing stockholders would be diluted and the price of our common stock and the notes may be adversely affected. The significant decline in the trading price of our common stock would make the dilution to our stockholders more extreme and could negatively impact our ability to pay the consideration with shares of common stock or convertible debentures. We cannot forecast the number, timing or size of future strategic investments or acquisitions, or the effect that any such investments or acquisitions might have on our operations or financial results.

If the specialty pharmacies and distributors that we and Bayer rely upon to sell Nexavar fail to perform, our business may be adversely affected.

Our success depends on the continued customer support efforts of our network of specialty pharmacies and distributors. A specialty pharmacy is a pharmacy that specializes in the dispensing of medications for complex or chronic conditions, which often require a high level of patient education and ongoing management. The use of specialty pharmacies and distributors involves certain risks, including, but not limited to, risks that these specialty pharmacies and distributors will:

•	not provide us accurate or timely information regarding their inventories, the number of patients who are using Nexavar or complaints about Nexavar;

•	not effectively sell or support Nexavar;

•	reduce their efforts or discontinue to sell or support Nexavar;

•	not devote the resources necessary to sell Nexavar in the volumes and within the time frames that we expect;

•	be unable to satisfy financial obligations to us or others; and

•	cease operations.

Any such failure may result in decreased Nexavar sales and profits, which would harm our business.

We or Bayer may not be able to protect our intellectual property, which gives us the power to exclude third parties from using Nexavar, or we may not be able to operate our business without infringing upon the intellectual property rights of others.

We can protect our technology from unauthorized use by others only to the extent that our technology is covered by valid and enforceable patents or effectively maintained as trade secrets. As a result, we depend in part on our ability to:

•	obtain patents;

•	license technology rights from others;

•	protect trade secrets;

•	operate without infringing upon the proprietary rights of others; and

•	prevent others from infringing on our proprietary rights, particularly generic drug manufacturers. In the United States, for drugs deemed a new chemical entity, such as Nexavar, FDA regulations preclude the filing of an ANDA that contains a challenge to the patents, prior to the four year anniversary of marketing approval. As such, we expect that one or more generic drug manufacturers will file an ANDA near the end of 2009, which will be the four year anniversary of Nexavar’s United States marketing approval.

In the case of Nexavar, the global patent applications related to this product candidate are held by Bayer, and are licensed to us in conjunction with our collaboration agreement with Bayer. Bayer has United States patents that cover Nexavar and pharmaceutical compositions of Nexavar, which we believe provide adequate patent protection until at least 2020. Based on a review of the public patent databases, Bayer also has a European patent that covers Nexavar, which will expire in 2020. Bayer has other patents/patent applications pending worldwide that cover Nexavar alone or in combination with other drugs for treating cancer. Certain of these patents may be subject to possible patent-term extensions, either in the U.S. or abroad, the entitlement to and the term of which cannot presently be calculated, in part because Bayer does not share with us information related to its Nexavar patent portfolio. We cannot be certain that these issued patents and future patents if they issue will provide adequate protection for Nexavar or will not be challenged by third parties in connection with the filing of an ANDA, or otherwise. As of June 30, 2009, we owned or had licensed rights to 59 United States patents and 18 United States patent applications and, generally, the foreign counterparts of these filings. Most of these patents or patent applications cover protein targets used to identify product candidates during the research phase of our collaborative agreements with Warner-Lambert Company, now Pfizer, or Bayer, or aspects of our now discontinued virus program. Additionally, we have corresponding patents or patent applications pending or granted in certain foreign jurisdictions.

The patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions. Our patents, or patents that we license from others, may not provide us with proprietary protection or competitive advantages against competitors with similar technologies. Competitors may challenge or circumvent our patents or patent applications. Courts may find our patents invalid. Due to the extensive time required for development, testing and regulatory review of our potential products, our patents may expire or remain in existence for only a short period following commercialization, which would reduce or eliminate any advantage the patents may give us. In addition, if a generic competitor to Nexavar were successfully launched prior to the expiration of the Nexavar patents, our business could be materially harmed.

We may not have been the first to make the inventions covered by each of our issued or pending patent applications, or we may not have been the first to file patent applications for these inventions. Third party patents may cover the materials, methods of treatment or dosage related to our product and those third parties may make allegations of infringement. We cannot provide assurances that our products or activities, or those of our licensors, will not infringe patents or other intellectual property owned by third parties. Competitors may have independently developed technologies similar to ours.

We may need to license the right to use third-party patents and intellectual property to develop and market our product candidates. We may not acquire required licenses on acceptable terms, if at all. If we do not obtain these required licenses, we may need to design around other parties’ patents, or we may not be able to proceed with the development, manufacture or, if approved, sale of our product candidates. We may face litigation to defend against claims of infringement, assert claims of infringement, enforce our patents, protect our trade secrets or know-how, or determine the scope and validity of others’ proprietary rights. In addition, we may require interference proceedings declared by the United States Patent and Trademark Office to determine the priority of inventions relating to our patent applications. These activities, especially patent litigation, are uncertain, making any outcome difficult to predict and costly and may be a substantial distraction for our management team.

Bayer may have rights to publish data and information in which we have rights. In addition, we sometimes engage individuals, entities or consultants to conduct research that may be relevant to our business. The ability of these individuals, entities or consultants to publish or otherwise publicly disclose data and other information generated during the course of their research is subject to certain contractual limitations. The nature of the limitations depends on various factors, including the type of research being conducted, the ownership of the data and information and the nature of the individual, entity or consultant. In most cases, these individuals, entities or consultants are, at the least, precluded from publicly disclosing our confidential information and are only allowed to disclose other data or information generated during the course of the research after we have been afforded an opportunity to consider whether patent and/or other proprietary protection should be sought. However, these agreements may be breached, despite all precautions taken, and we may not have adequate remedies for any such breach. If we do not apply for patent protection prior to publication or if we cannot otherwise maintain the confidentiality of our technology and other confidential information, then our ability to receive patent protection or protect our proprietary information will be harmed, which may impair our competitive position and could adversely affect our growth.

Limited foreign intellectual property protection and compulsory licensing could limit our revenue opportunities.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. The requirements for patentability may differ in certain countries, particularly developing countries. We have recently become aware that a third party has filed an invalidity proceeding with the Chinese patent office to invalidate the patents that cover Nexavar. Unlike other countries, China has a heightened requirement for patentability, and specifically requires a detailed description of medical uses of a claimed drug, such as Nexavar. The invalidity proceeding was heard in July. Should the Chinese patent office find the Nexavar patent invalid, Bayer would most likely appeal the decision, which appeal could take several years to resolve the matter. In addition, in India, Bayer is in the process of enforcing its Nexavar patents against a generics supplier, Cipla Limited. While we believe that the Nexavar patents are valid, we cannot predict the outcome of these proceedings. Some companies have encountered significant problems in protecting and defending such rights in foreign jurisdictions. Many countries, including certain countries in Europe and developing countries, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, Bayer, the owner of the Nexavar patent estate, may have limited remedies if the Nexavar patents are infringed or if Bayer is compelled to grant a license of Nexavar to a third party, which could materially diminish the value of those patents that cover Nexavar. If compulsory licenses were extended to include Nexavar, this could limit our potential revenue opportunities. Moreover, the legal systems of certain countries, particularly certain developing countries, do not favor the aggressive enforcement of patent and other intellectual property protection, which may make it difficult to stop infringement. Many countries limit the enforceability of patents against government agencies or government contractors. These factors could also negatively affect our revenue opportunities in those countries.

We may incur significant liability if it is determined that we are promoting the “off-label” use of drugs or are otherwise found in violation of federal and state regulations in the United States or elsewhere.

Physicians may prescribe drug products for uses that are not described in the product’s labeling and that differ from those approved by the FDA or other applicable regulatory agencies. Off-label uses are common across medical specialties. Physicians may prescribe Nexavar for the treatment of cancers other than advanced kidney cancer or liver cancer, although neither we nor Bayer are permitted to promote Nexavar for the treatment of any indication other than advanced kidney cancer or liver cancer. The FDA and other regulatory agencies have not approved the use of Nexavar for any other indications. Although the FDA and other regulatory agencies do not regulate a physician’s choice of treatments, the FDA and other regulatory agencies do restrict communications on the subject of off-label use. Companies may not promote drugs for off-label uses. Accordingly, prior to approval of Nexavar for use in any indications other than advanced kidney cancer or liver cancer, we may not promote Nexavar for these indications. The FDA and other regulatory agencies actively enforce regulations prohibiting promotion of off-label uses and the promotion of products for which marketing clearance has not been obtained. A company that is found to have improperly promoted off-label uses may be subject to significant liability, including civil and administrative remedies as well as criminal sanctions.

Notwithstanding the regulatory restrictions on off-label promotion, the FDA and other regulatory authorities allow companies to engage in truthful, non-misleading, and non-promotional speech concerning their products. We engage in the support of medical education activities and communicate with investigators and potential investigators regarding our clinical trials. Although we believe that all of our communications regarding Nexavar are in compliance with the relevant regulatory requirements, the FDA or another regulatory authority may disagree, and we may be subject to significant liability, including civil and administrative remedies as well as criminal sanctions.

We face product liability risks and may not be able to obtain adequate insurance.

The sale of Nexavar and its and other products’ use in clinical trials exposes us to liability claims. In the United States, FDA approval of a drug may offer little or no protection from liability claims under state law (i.e., federal preemption defense), the tort duties for which may vary state to state. Although we are not aware of any historical or anticipated product liability claims against us, if we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of Nexavar.

We believe that we have obtained reasonably adequate product liability insurance coverage that includes the commercial sale of Nexavar and our clinical trials. However, the cost of insurance coverage is rising. We may not be able to maintain insurance coverage at a reasonable cost. We may not be able to obtain additional insurance coverage that will be adequate to cover product liability risks that may arise should a future product candidate receive marketing approval. Regardless of merit or eventual outcome, product liability claims may result in:

•	decreased demand for a product;

•	injury to our reputation;

•	withdrawal of clinical trial volunteers; and

•	loss of revenues.

Thus, whether or not we are insured, a product liability claim or product recall may result in significant losses.

If we do not receive timely and accurate financial information from Bayer regarding the development and sale of Nexavar, we may be unable to accurately report our results of operations.

Due to our collaboration with Bayer, we are highly dependent on Bayer for timely and accurate information regarding any revenues realized from sales of Nexavar and the costs incurred in developing and selling it, in order to accurately report our results of operations. If we do not receive timely and accurate information or incorrectly estimate activity levels associated with the co-promotion and development of Nexavar at a given point in time, we could be required to record adjustments in future periods and may be required to restate our results for prior periods. Such inaccuracies or restatements could cause a loss of investor confidence in our financial reporting or lead to claims against us, resulting in a decrease in the trading price of shares of our common stock.

Provisions in our collaboration agreement with Bayer may prevent or delay a change in control.

Our collaboration agreement with Bayer provides that if we are acquired by another entity by reason of merger, consolidation or sale of all or substantially all of our assets, and Bayer does not consent to the transaction, then for 60 days following the transaction, Bayer may elect to terminate our co-development and co-promotion rights under the collaboration agreement. If Bayer were to exercise this right, Bayer would gain exclusive development and marketing rights to the product candidates developed under the collaboration agreement, including Nexavar. If this happens, we, or our successor, would receive a royalty based on any sales of Nexavar and other collaboration products, rather than a share of any profits, which could substantially reduce the economic value derived from the sales of Nexavar to us or our successor. These provisions of our collaboration agreement with Bayer may have the effect of delaying or preventing a change in control, or a sale of all or substantially all of our assets, or may reduce the number of companies interested in acquiring us.

A portion of our investment portfolio is invested in auction rate securities, and if auctions continue to fail for amounts we have invested, our investment will not be liquid. If the issuer of an auction rate security that we hold is unable to successfully close future auctions and their credit rating deteriorates, we may be required to adjust the carrying value of our investment through an impairment charge to earnings.

A portion of our investment portfolio is invested in auction rate securities. The underlying assets of these securities are student loans substantially backed by the federal government. Due to adverse developments in the credit markets, beginning in February 2008, these securities have experienced failures in the auction process. When an auction fails for amounts we have invested, the security becomes illiquid. In the event of an auction failure, we are not able to access these funds until a future auction on these securities is successful. We have reclassified these securities from current to non-current marketable securities, and if the issuer is unable to successfully close future auctions and their credit rating deteriorates, we may be required to adjust the carrying value of the marketable securities through an impairment charge to earnings.

Our operating results could be adversely affected by product sales occurring outside the United States and fluctuations in the value of the United States dollar against foreign currencies.

A majority of Nexavar sales are generated outside of the United States, and a significant percentage of Nexavar commercial and development expenses are incurred outside of the United States. Fluctuations in foreign currency exchange rates affect our operating results. Changes in exchange rates between these foreign currencies and the U.S. dollar will affect the recorded levels of our assets and liabilities as foreign assets and liabilities are translated into U.S. dollars for presentation in our financial statements, as well as our net sales, cost of goods sold, and operating margins. The primary foreign currency in which we have exchange rate fluctuation exposure is the Euro. As we expand, we could be exposed to exchange rate fluctuation in other currencies. Exchange rates between these currencies and U.S. dollars have fluctuated significantly in recent years and may do so in the future. Hedging foreign currencies can be difficult, especially if the currency is not freely traded. We cannot predict the impact of future exchange rate fluctuations on our operating results. We currently do not hedge any foreign currencies.

Risks Related to the Notes and Our Common Stock

We will incur significant indebtedness when we sell the notes and we may incur additional indebtedness in the future. The indebtedness created by the sale of the notes and any future indebtedness we incur exposes us to risks that could adversely affect our business, financial condition and results of operations.

As of June 30, 2009, we had no outstanding indebtedness. We will incur $200 million of senior indebtedness when we sell the notes, or $230 million of senior indebtedness if the underwriters exercise their option to purchase additional notes in full. We may also incur additional long-term indebtedness or obtain additional working capital lines of credit to meet future financing needs. Our indebtedness could have significant negative consequences for our business, results of operations and financial condition, including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will continue to generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of the notes, or any indebtedness which we may incur in the future, we would be in default, which would permit the holders of the notes and such other indebtedness to accelerate the maturity of the notes and such other indebtedness and could cause defaults under the notes and such other indebtedness. Any default under the notes or any indebtedness which we may incur in the future could have a material adverse effect on our business, results of operations and financial condition.

The notes are effectively subordinated to any future secured debt we may incur and structurally subordinated to any future obligations of any future subsidiary of ours.

The notes will be our general, unsecured senior obligations. The notes will rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our future liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all future indebtedness incurred by any future subsidiary of ours. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure indebtedness ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

The indenture governing the notes does not prohibit us from incurring additional senior indebtedness or secured debt, nor does it prohibit any subsidiary of ours from incurring additional liabilities.

As of June 30, 2009, we had no senior indebtedness outstanding. In addition, we currently have no subsidiaries.

We expect that the trading value of the notes will be significantly affected by the price of our common stock, which is volatile.

Our common stock has experienced significant price and volume fluctuations. For example, during the period beginning January 1, 2006 and ending June 30, 2009, the closing sales price for one share of our common stock reached a high of $59.50 and a low of $10.44. The market price of our common stock, as well as the general level of interest rates and our credit quality, will likely significantly affect the market price of the notes. This may result in significantly greater volatility in the trading value of the notes than would be expected for nonconvertible debt securities we may issue.

We cannot predict whether the price of our common stock or interest rates will rise or fall. A variety of factors may have a significant effect on our stock price, including:

•	fluctuations in our results of operations;

•	interim or final results of, or speculation about, clinical trials of Nexavar;

•	development progress of our early stage compounds;

•	decisions by regulatory agencies, or changes in regulatory requirements;

•	ability to accrue patients into clinical trials;

•	developments in our relationship with Bayer;

•	public concern as to the safety and efficacy of our product candidates;

•	changes in healthcare reimbursement policies;

•	announcements by us or our competitors of technological innovations or new commercial therapeutic products;

•	government regulation;

•	developments in patent or other proprietary rights or litigation brought against us;

•	sales by us of our common stock or debt securities;

•	foreign currency fluctuations, which would affect our share of collaboration profits or losses; and

•	general market conditions.

Recently, the stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, make it difficult to predict the market price of our common stock in the future and cause the value of your investment to decline.

The price of our common stock also could be affected by possible sales of common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock that we expect to develop as a result of the issuance of the notes. The hedging or arbitrage could, in turn, affect the trading prices of the notes.

We may not have the ability to pay interest on the notes, to repurchase or redeem the notes or to pay cash upon conversion of the notes.

The notes bear interest at a rate of     % per year, payable in cash semi-annually in arrears on February 15 and August 15 of each year. If a fundamental change occurs, holders of the notes may require us to repurchase, for cash, all or a portion of their notes. See “Description of Notes — Repurchase at the Option of the Holder Upon a Fundamental Change”. If we elect to redeem the notes prior to their maturity, the redemption price of any notes redeemed by us will be paid for in cash. See “Description of Notes — Optional Redemption by the Company”. In addition, we may settle notes tendered for conversion entirely in cash, entirely in shares or in a mixture of cash and shares. See “Description of Notes — Conversion Procedures — Settlement Upon Conversion”. We also may irrevocably elect net share settlement of the notes, in which case we would be obligated to pay cash with respect to the principal portion of any notes tendered for conversion. See “Description of Notes — Conversion Procedures — Irrevocable Election of Net Share Settlement”. Our ability to pay the interest on the notes, to repurchase or redeem the notes, to pay cash upon conversion of the notes, to refinance our indebtedness and to fund working capital needs and planned capital expenditures depends on our ability to generate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will continue to generate cash flow from operations at levels sufficient to permit us to pay the interest on the notes, to repurchase or redeem the note, or to pay cash upon conversion of the notes or that our cash needs will not increase.

Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the notes and would permit holders of the notes to accelerate our obligations under the notes. Such default may also lead to a default under the agreements governing any of our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and repurchase the notes or make cash payments upon conversions thereof.

If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and meet our other needs, we may have to refinance all or a portion of our indebtedness, obtain additional financing, reduce expenditures or sell assets that we deem necessary to our business. We cannot assure you that any of these measures would be possible or that any additional financing could be obtained on favorable terms, or at all. The inability to obtain additional financing on commercially reasonable terms could have a material adverse effect on our financial condition and on our ability to meet our obligations to you under the notes.

We may incur substantially more debt or take other actions which would intensify the risks discussed above.

We and any future subsidiary of ours may incur substantial additional debt in the future, subject to the specified limitations in the indenture governing the senior notes. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due. If new debt is added to our or any subsidiary of ours debt levels, the risks described in this “Risks Related to the Notes and Our Common Stock” section could intensify.

Recent developments in the convertible debt markets may adversely affect the market value of the notes.

The convertible debt markets have experienced unprecedented disruptions resulting from, among other things, the recent instability in the credit and capital markets and the emergency orders issued by the SEC on September 17 and 18, 2008 (and extended on October 1, 2008). These orders were issued as a stop-gap measure while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. Among other things, these orders temporarily imposed a prohibition on effecting short sales of the common stock of certain financial companies. As a result, the SEC orders made the convertible arbitrage strategy that many convertible notes investors employ difficult to execute for outstanding convertible notes of those companies whose common stock was subject to the short sale prohibition. The SEC orders expired at 11:59 p.m., New York City time, on Wednesday, October 8, 2008. However, the SEC is currently considering instituting other limitations on effecting short sales (such as the up-tick rule), and other regulatory organizations may do the same. Any future governmental actions that interfere with the ability of convertible notes investors to effect short sales on the underlying common stock would significantly affect the market value of the notes.

Future issuances of our common stock or instruments convertible into our common stock, including in connection with conversions of notes, and hedging activities by holders of the notes may materially and adversely affect the price of the common stock and the notes.

Concurrently with this offering, pursuant to a separate prospectus supplement, we are offering 4,000,000 shares of our common stock in an underwritten public offering (or 4,600,000 shares of if the underwriters exercise in full their option to purchase additional shares). Other than lock-up provisions that apply for the first 60 days after the original issuance date of the notes, we are not restricted from issuing additional shares of our common stock or other instruments convertible into our common stock during the life of the notes. If we issue additional shares of common stock or instruments convertible into common stock, it may materially and adversely affect the price of the common stock and, in turn, the price of the notes. In addition, the conversion of some or all of the notes may dilute the ownership interests of existing stockholders, and any sales in the public market of any of common stock issuable upon such conversion could adversely affect prevailing market prices of the common stock. Moreover, if we elect to deliver shares of our common stock to satisfy all or a portion of our conversion obligation, the anticipated conversion of the notes into shares of our common stock or a combination of cash and shares could depress the trading price of our common stock.

The price of our common stock also could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock by holders of the notes. The hedging or arbitrage could, in turn, affect the trading price of the notes, or any common stock that holders receive upon conversion of the notes.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to such rights to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but, to the extent we settle our conversion obligation with shares of our common stock, holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to a holder’s conversion of its notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock that results from such amendment.

The conditional conversion features of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion features of the notes are triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes — Conversion Rights”. If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock, we would be required to make cash payments to satisfy all or a portion of our conversion obligation based on the applicable conversion rate, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which could result in a material reduction of our net working capital.

You may not be able to convert your notes before May 15, 2016.

Prior to the close of business on the business day immediately preceding May 15, 2016, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes and you may not receive the value of the common stock into which the notes would have been converted.

Our ability to elect to settle all or a portion of our conversion obligation in cash upon the conversion of any notes may have adverse consequences.

Our ability to elect to settle all or a portion of our conversion obligation in cash upon the conversion of any notes, as described under “Description of Notes — Conversion Procedures — Irrevocable Election of Net Share Settlement” and “Description of Notes — Conversion Procedures — Settlement Upon Conversion” may:

•	result in holders receiving no shares of our common stock upon conversion or fewer shares relative to the conversion value of the notes;

•	delay holders’ receipt of the consideration due upon conversion; and

•	subject holders to the market risks of our shares of common stock before receiving any shares upon conversion.

If we elect to satisfy all or a portion of our conversion obligation in cash, including by making an irrevocable net share settlement election, a holder will receive cash or cash and shares of our common stock, at our election, after a settlement period of 25 consecutive settlement period trading days, as described in “Description of Notes — Conversion Rights — Settlement upon Conversion”. The price of our common stock could decline during that period, which would adversely affect the value of the consideration a holder would receive upon conversion.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will not be required to deliver the shares of our common stock until the third trading day following the conversion date (or, if earlier, on the maturity date). If the price of our common stock decreases during this period, the value of the shares you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of Notes — Repurchase at the Option of the Holder Upon a Fundamental Change”, “Description of Notes — Conversion Rate

Adjustments — Adjustment to Conversion Rate Upon Conversion Upon Make-Whole Fundamental Changes” and “Description of Notes — Consolidation, Merger and Sale of Assets”.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for the lost option value of your notes as a result of such transaction.

If a make-whole fundamental change occurs prior to maturity, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed paid) per share of our common stock in such transaction, as described below under “Description of Notes — Conversion Rights — Adjustment to Conversion Rate Upon Conversion Upon Make-Whole Fundamental Change”. The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $      per share or less than $      (in each case, subject to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed           per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes — Conversion Rights — Conversion Rate Adjustments”.

Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes — Conversion Rights — Conversion Rate Adjustments”. However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or the consideration issued upon conversion thereof. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

Holders would not be able to accelerate the maturity of the notes if we fail to make our SEC filings in a timely manner.

The indenture governing the notes will require us to furnish our SEC filings to the trustee no more than 15 days after the date on which we would have been required to file them with the SEC. The indenture also requires us to comply with certain filing requirements as set forth in the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). However, the indenture does not require us to file any such reports on timely basis with the SEC. Accordingly, holders of notes may not be able to accelerate the maturity of the notes if we fail to make our SEC filings in a timely manner. See “Description of Notes — Reports”.

We cannot assure you that an active trading market will develop for the notes.

We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any interdealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making in their sole discretion at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. See “Description of Notes — Conversion Rate Adjustments”. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax even if you have not received any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in our assets and earnings could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations”. If you are a Non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments of cash and common stock made on the notes (or in certain circumstances, against any payments on the common stock) to satisfy any applicable withholding tax. See “Material U.S. Federal Income Tax Considerations”.

Provisions in the indenture for the notes may deter or prevent a business combination that may be favorable to you.

If a fundamental change occurs prior to the maturity date of the notes, holders of the notes will have the right, at the option, to require us to repurchase all or a portion of their notes. In addition, if a fundamental change occurs prior to the maturity date of notes, we will in some cases be required to increase the conversion rate for a holder that elects to convert its notes in connection with such fundamental change. In addition, the indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. These and other provisions could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that could have a material effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”). Under FSP APB 14-1, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of FSP APB 14-1 on the accounting for the notes is that the equity component would be included in the additional paid-in-capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008, and for interim periods within those fiscal years, with retrospective application required. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because FSP APB 14-1 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

Existing stockholders have significant influence over us.

Our executive officers, directors and 5% stockholders own, in the aggregate, approximately 26% of our outstanding common stock. As a result, these stockholders will be able to exercise substantial influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could have the effect of delaying or preventing a change in control of our company and will make some transactions difficult or impossible to accomplish without the support of these stockholders.

Bayer, a collaborative party, has the right, which it is not currently exercising, to have its nominee elected to our board of directors as long as we continue to collaborate on the development of a compound. Because of these rights, ownership and voting arrangements, our officers, directors, principal stockholders and collaborator may be able to effectively control the election of all members of the board of directors and determine all corporate actions.

We are at risk of securities class action litigation due to our expected stock price volatility.

In the past, stockholders have often brought securities class action litigation against a company following a decline in the market price of its securities. This risk is especially acute for us, because biotechnology companies have experienced greater than average stock price volatility in recent years and, as a result, have been subject to, on average, a greater number of securities class action claims than companies in other industries. In December 2006, following our announcement that a Phase 3 trial administering Nexavar or placebo tablets in combination with the chemotherapeutic agents carboplatin and paclitaxel in patients with advanced melanoma did not meet its primary endpoint, our stock price declined significantly. Similarly, following our announcement in February 2008 that one of our Phase 3 trials for non-small cell lung cancer had been stopped because an independent DMC analysis concluded that it did not meet its primary endpoint of improved overall survival, our stock price declined significantly. We may in the future be the target of securities class action litigation. Securities litigation could result in substantial costs, could divert management’s attention and resources, and could seriously harm our business, financial condition and results of operations.

Provisions in Delaware law, our charter and executive change of control agreements we have entered into may prevent or delay a change of control.

We are subject to the Delaware anti-takeover laws regulating corporate takeovers. These anti-takeover laws prevent a Delaware corporation from engaging in a merger or sale of more than 10% of its assets with any stockholder, including all affiliates and associates of the stockholder, who owns 15% or more of the corporation’s outstanding voting stock, for three years following the date that the stockholder acquired 15% or more of the corporation’s stock unless:

•	the board of directors approved the transaction where the stockholder acquired 15% or more of the corporation’s stock;

•	after the transaction in which the stockholder acquired 15% or more of the corporation’s stock, the stockholder owned at least 85% of the corporation’s outstanding voting stock, excluding shares owned by directors, officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	on or after this date, the merger or sale is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock that is not owned by the stockholder.

As such, these laws could prohibit or delay mergers or a change of control of us and may discourage attempts by other companies to acquire us.

Our certificate of incorporation and bylaws include a number of provisions that may deter or impede hostile takeovers or changes of control or management. These provisions include:

•	our board is classified into three classes of directors as nearly equal in size as possible with staggered three-year terms;

•	the authority of our board to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of these shares, without stockholder approval;

•	all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent;

•	special meetings of the stockholders may be called only by the chairman of the board, the chief executive officer, the board or 10% or more of the stockholders entitled to vote at the meeting; and

•	no cumulative voting.

These provisions may have the effect of delaying or preventing a change in control, even at stock prices higher than the then current stock price.

We have entered into change in control severance agreements with each of our executive officers. These agreements provide for the payment of severance benefits and the acceleration of stock option vesting if the executive officer’s employment is terminated within 24 months of a change in control. The change in control severance agreements may have the effect of preventing a change in control.

Management will have broad discretion as to the use of the proceeds from this offering and the concurrent common stock offering, and we may not use the proceeds effectively.

We have not designated the amount of net proceeds from this offering or the concurrent common stock offering that we will use for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

The notes will initially be held in book-entry form and, therefore, you must rely on the procedures and the relevant clearing system to exercise your rights and remedies.

Unless and until certificated notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments of DTC. Thereafter such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interest will not have the direct right to act upon our solicitations for consents or request for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

USE OF PROCEEDS

We estimate that the proceeds from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately $194.5 million. If the underwriters exercise in full their option to purchase additional notes, we estimate that our net proceeds from this offering will be approximately $223.7 million. We estimate that the net proceeds from our concurrent common stock offering will be $139.5 (or $160.5 million if the underwriters exercise in full their option to purchase additional shares), after deducting underwriting discounts and estimated offering expenses payable by us. These numbers are based on an assumed offering price to the public of $36.55 per share. This offering is not contingent upon the completion of the common stock offering and the common stock offering is not contingent upon the completion of this offering. We cannot assure you that either or both of the offerings will be completed.

We intend to use the net proceeds of this offering together with the proceeds of our concurrent common stock offering, to build and diversify our pipeline by in-licensing product candidates or investing in or acquiring businesses or technologies that we believe are complementary to our own. We have no current commitments or agreements with respect to any such transactions as of the date of this prospectus supplement. We may also use a portion of our net proceeds from these offerings to fund the costs of our clinical trials program and other research and development activities, both ongoing and planned, as well as sales and marketing activities, and for general corporate purposes, including working capital. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of these offerings. Pending the application of the net proceeds from these offerings, we expect to invest the proceeds in investment-grade, interest-bearing securities.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is traded on The NASDAQ Global Market under the symbol “ONXX”. The following table sets forth, for the periods indicated, the high and low closing prices per share of our common stock as reported by The NASDAQ Global Market.

	High	Low

Fiscal Year Ended December 31, 2007
First Quarter	$29.03	$10.74
Second Quarter	33.93	25.25
Third Quarter	44.73	26.77
Fourth Quarter	59.50	41.55
Fiscal Year Ended December 31, 2008
First Quarter	57.98	25.05
Second Quarter	37.94	30.82
Third Quarter	44.79	36.13
Fourth Quarter	35.93	22.40
Fiscal Year Ending December 31, 2009
First Quarter	36.50	26.27
Second Quarter	28.77	22.17
Third Quarter (through August 4, 2009)	36.55	27.23

As of August 4, 2009, there were approximately 168 holders of record of our common stock. On August 4, 2009, the reported last sale price of our common stock was $36.55 per share as reported by The NASDAQ Global Market.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain our earnings, if any, for future growth. Future dividends on our common stock, if any, will be at the discretion of our Board of Directors and will depend on, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors that our Board of Directors may deem relevant.

CAPITALIZATION

The following table sets forth our unaudited consolidated cash and cash equivalents, marketable securities, receivable from collaboration partner and our unaudited capitalization as of June 30, 2009:

•	on an actual basis, and

•	on an as adjusted basis to reflect the sale of the notes offered hereby (assuming no exercise of the underwriters’ option to purchase additional notes), and to give effect to the receipt of the estimated net proceeds of $139.5 million from the sale of the common stock in our concurrent common stock offering (assuming no exercise of the underwriters’ option to purchase additional shares) at an assumed public offering price of $36.55 per share, in each case, after deducting the underwriting discount and the estimated offering expenses payable by us.

You should read the data set forth in the table below in conjunction with (i) our consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our annual report on Form 10-K for the year ended December 31, 2008 and (ii) our condensed consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our quarterly reports on Form 10-Q for the three months ended March 31, 2009 and the six months ended June 30, 2009, respectively, which are incorporated by reference into this prospectus.

	As of June 30, 2009
	Actual	As Adjusted(1)
	(In thousands)
	(Unaudited)

Cash and cash equivalents	$75,449	$409,436
Marketable securities, current	356,293	356,293
Receivable from collaboration partner	46,380	46,380

Long-Term Debt:
Convertible senior notes due 2016 offered hereby(2)	—	200,000
Total long-term debt	$—	$200,000
Stockholders’ equity:
Preferred stock, par value $0.001, 5,000 shares authorized; none issued, actual and as adjusted	—	—
Common stock, par value $0.001, 100,000 shares authorized; 56,918 issued and outstanding, actual and 60,918 shares outstanding, as adjusted(1)	57	61
Additional paid-in capital	966,826	1,106,309
Receivables from stock option exercises	(198)	(198)
Accumulated other comprehensive loss	(1,365)	(1,365)
Accumulated deficit	457,271	457,271

Total stockholders’ equity	508,049	647,536

Total capitalization	$508,049	$847,536

(1)	Outstanding shares at June 30, 2009 excludes:

•	5,180,266 shares of common stock issuable upon exercise of outstanding stock options with a weighted average exercise price of approximately $28.80 per share;

•	3,184,000 shares of common stock available for future issuance under our stock option plans;

•	351,639 shares of restricted common stock issued under stock bonus awards;

•	434,327 shares of common stock available for sale under our employee stock purchase plan; and

•	shares of common stock reserved for insurance upon conversion of the convertible notes.

(2)	Amount reflects the gross proceeds of the offering assuming no exercise of the underwriters’ option to purchase additional notes. The recording of the notes does not include the application of FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which we expect to adopt in our third fiscal quarter in 2009. Under FSP APB 14-1, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of FSP APB 14-1 on the accounting for the notes is that the equity component would be included in the additional paid-in-capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes.

DESCRIPTION OF NOTES

We will issue the notes under an indenture (the “indenture”) between us and Wells Fargo Bank, National Association, as trustee (the “trustee”). The terms of the notes include those expressly set forth in the indenture and the notes and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

For purposes of this description, references to “we”, “Onyx”, “our”, “us” and “the Company” refer only to Onyx Pharmaceuticals, Inc. and not to any future subsidiary thereof.

Brief Description of Notes

The notes will:

•	initially be limited to $200,000,000 principal amount (or a total of $230,000,000 principal amount with the underwriters’ exercise of their over-allotment option in full);

•	bear interest at a rate of % per year, payable semi-annually in arrears, on February 15 and August 15 of each year, commencing on February 15, 2010;

•	be our general unsecured senior obligations, ranking equally in right of payment with all of our future senior unsecured indebtedness, if any, and senior in right of payment to all of our future subordinated indebtedness, if any. The notes will be effectively junior to our future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness and structurally subordinated in right of payment to all future indebtedness and other liabilities (including trade payables) of any future subsidiary of the Company;

•	be convertible by you at any time on or prior to the close of business on the business day immediately preceding the maturity date, only upon satisfaction of one of the conditions for conversion, as described under “— Conversion Rights”, into shares of our common stock initially based on a conversion rate of shares of our common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $ per share. As described under “— Conversion Procedures — Settlement Upon Conversion”, we may choose to deliver shares of our common stock, cash or a combination of cash and shares of our common stock in satisfaction of our obligations upon conversion of the notes. In addition, as described under “— Conversion Procedures — Irrevocable Election of Net Share Settlement”, we may make an irrevocable election as to the form of consideration that we will be required to deliver in respect of all future conversions. In the event of certain types of fundamental changes, we will increase the conversion rate by a number of additional shares as described under “— Conversion Rate Adjustments — Adjustment to Conversion Rate Upon Conversion Upon Make-Whole Fundamental Change”;

•	be subject to repurchase by us, at your option, if a fundamental change (as defined under “— Repurchase at the Option of the Holder Upon a Fundamental Change”) occurs, at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but not including, the repurchase date;

•	be subject to redemption by us, at our option, beginning August 20, 2013, during any calendar quarter, provided that the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice exceeds 130% of the applicable conversion price in effect on each such trading day; and

•	be due on August 15, 2016, unless earlier converted, repurchased or redeemed.

Other than restrictions described under “— Repurchase at the Option of the Holder Upon a Fundamental Change” and “— Consolidation, Merger and Sale of Assets” below, and except for the provisions set forth under “— Conversion Rights — Conversion Upon Specified Distributions to Holders of our Common Stock” or Specified Corporate Transactions” or “— Conversion Rate Adjustments — Adjustment to Conversion Rate Upon Conversion Upon Make-Whole Fundamental Changes”, the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in any credit rating that may have been assigned to the notes as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. In addition, neither we nor any of our subsidiaries will be restricted under the indenture from paying dividends, incurring indebtedness or issuing or repurchasing our securities.

No sinking fund is provided for the notes and the notes will not be subject to defeasance.

The indenture will incorporate the provisions of the Trust Indenture Act applicable to indentures qualified thereunder, regardless of whether the indenture is so qualified.

The notes initially will be issued in book-entry form only in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the notes will be shown on, and transfers of beneficial interests in the notes will be effected only through, records maintained by The Depository Trust Company, or “DTC”, or its nominee, and any such interests may not be exchanged for certificated notes except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global notes held in DTC, see “— Form, Denomination and Registration” below.

If certificated notes are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at our office or agency, which initially will be the office or agency of the trustee. However, we or the trustee may require the holder to pay a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of notes.

We may also from time to time repurchase the notes in open-market purchases or privately negotiated transactions without prior notice to holders.

Ranking

The notes will be our general unsecured senior obligations that rank equal in right of payment with our future senior unsecured indebtedness, if any, senior in right of payment to our future subordinated indebtedness, if any, and structurally subordinated to the existing and future indebtedness and other liabilities of any of our future subsidiaries.

The notes will effectively rank junior to our future secured indebtedness, if any, to the extent of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured indebtedness will be available to pay obligations on the notes only after all indebtedness under such secured indebtedness has been repaid in full. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

As of June 30, 2009, we had no outstanding indebtedness. In addition, we currently have no subsidiaries.

Payment at Maturity

On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of notes, together with accrued and unpaid interest to, but not including, the maturity date, unless earlier converted, repurchased or redeemed. With respect to global notes, principal and interest will be paid to DTC in immediately available funds. With respect to any certificated notes, principal and interest will be payable at our office or agency, which initially will be the office or agency of the trustee.

Interest

The notes will bear interest at a rate of     % per year. Interest will accrue from August   , 2009, which is the date of issuance, or from the most recent date to which interest has been paid or duly provided for. We will pay interest semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2010, to holders of record at the close of business on the preceding February 1 or August 1, respectively. However, there are two exceptions to the preceding sentence:

•	we will not pay in cash accrued interest on any notes when they are converted, except as described under “— Conversion Rights”; and

•	on the maturity date, we will pay accrued and unpaid interest only to the person to whom we pay the principal amount (which may or may not be the holder of record on the relevant record date).

We will pay or cause to be paid interest on:

•	global notes to DTC in immediately available funds;

•	any certificated notes having a principal amount of less than $5,000,000, by check mailed to the holders of those notes; provided, however, at maturity, interest will be payable as described under “— Payment at Maturity”; and

•	any certificated notes having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the holders of those notes duly delivered to the trustee at least five business days prior to the relevant interest payment date; provided, however, at maturity, interest will be payable as described under “— Payment at Maturity”.

Interest on the notes for a full interest period will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day and no additional interest will accrue thereon.

”Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

All references to “interest” in this prospectus supplement are deemed to include additional interest, if any, that accrues in connection with our failure to comply with our reporting obligations under the indenture, if applicable, as described under “— Events of Default; Notice and Waiver”.

Conversion Rights

Upon the occurrence of any of the conditions, and subject to the limitations, described below under the headings “— Conversion Based on Common Stock Price”, “— Conversion Upon Satisfaction of Trading Price Condition”, “— Conversion Upon Specified Distributions to Holders of Our Common Stock or Specified Corporate Transactions”, “— Conversion Upon Redemption” and “— Conversion During the Period Commencing on May 15, 2016 to Maturity”, holders may convert each of their notes at an initial conversion rate of      shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $      per share of common stock) at any time prior to the close of business, on the third business day immediately preceding the maturity date. A holder may convert fewer than all of such holder’s notes so long as the notes converted are a multiple of $1,000 principal amount.

At any time prior to the 30th “scheduled trading day” (as defined below) preceding the maturity date of the notes, we may irrevocably elect net share settlement of the notes. If we make such an election, we will pay an amount in cash, calculated as described below, with respect to the “principal portion” (defined as the lower of the principal amount or the conversion value) of any notes tendered for conversion on a conversion date that follows the date of our irrevocable net share settlement election, together with shares of our common stock to the extent that our payment obligations in respect of the notes exceed the principal portion. See “— Conversion Rights — Irrevocable Election of Net Share Settlement”.

As described under “— Conversion Procedures — Settlement Upon Conversion”, unless we have made an irrevocable net share settlement election as described under “— Conversion Procedures — Irrevocable Election of Net Share Settlement”, we may choose to deliver shares of our common stock, cash or a combination of cash and shares of our common stock upon conversion. If we have made the irrevocable net share settlement election, however, we may only settle such notes by net share settlement. We will inform the holders so converting through the trustee of the method we choose to satisfy our obligation upon conversion of the notes no later than the second scheduled trading day immediately following the related conversion date. If we do not provide such notice, we will be presumed to have elected to satisfy our obligation by net share settlement. We may not elect a different method of settlement after the 31st scheduled trading day preceding the maturity date. We have a policy of settling conversions of the notes using net share settlement.

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price”, respectively, and will be subject to adjustment as described below. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time.

”Scheduled trading day” means any day on which the primary U.S. national or regional securities exchange or market on which the common stock is listed or admitted for trading is scheduled to be open for trading or, if our common stock is not so quoted or listed, any business day.

Except as provided in the next paragraph, upon conversion, you will not receive any additional cash payment or shares of common stock for accrued and unpaid interest on the notes. Upon conversion, accrued and unpaid interest to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

If you convert your notes after the close of business on a regular record date for an interest payment date but prior to the corresponding interest payment date, you will receive on the corresponding interest payment date the interest accrued and unpaid on your notes, notwithstanding your conversion of those notes prior to the interest payment date, assuming you were the holder of record on the corresponding record date. At the time you surrender your notes for conversion, whether or not you were the holder of record on the relevant date, you must pay us an amount equal to the interest that has accrued and will be paid on the notes being converted on the corresponding interest payment date; provided that no such payment need be made:

•	for conversions, after the close of business on August 1, 2016, which is the regular record date for the maturity date;

•	if we have specified a fundamental change repurchase date that is after a regular record date and prior to the corresponding interest payment date;

•	if we have specified a redemption date that is after a regular record date and prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to such note.

We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will deliver cash, as described under “— Conversion Procedures — Settlement Upon Conversion — Fractional Shares”.

If you have submitted any or all of your notes for repurchase, unless you have withdrawn such notes in a timely fashion, your conversion rights on the notes so subject to repurchase will expire at the close of business on the business day preceding the fundamental change repurchase date, unless we default in the payment of the repurchase price. If you have submitted any or all of your notes for repurchase, such notes may be converted only if you submit a withdrawal notice, and if the notes are evidenced by a global note, you must comply with appropriate DTC procedures.

Adjustments of a Sum of Shares or Average Prices

Whenever any provision of the indenture requires us to calculate a number of shares of common stock equal to a sum or an average of the last reported sale price over multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-date of the event occurs, at any time during the period from which the sum or average is to be calculated.

Conversion Based on Common Stock Price

A holder may surrender notes for conversion in any calendar quarter commencing at any time after December 31, 2009 and only during such calendar quarter, if the last reported sale price of our common stock for at least 20 trading days during the 30 consecutive trading-day period ending on the last trading day of the preceding calendar quarter is more than 130% of the applicable conversion price per share of our common stock on the last trading day of such preceding calendar quarter, which we refer to as the “conversion trigger price”.

The conversion trigger price immediately following issuance of the notes is approximately $          , which is 130% of the initial conversion price per share of our common stock. The foregoing conversion trigger price assumes that no events have occurred that would require an adjustment to the conversion rate.

The “last reported sale price” of our common stock on any date means:

•	the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported by the NASDAQ Global Market; or

•	if our common stock is not listed for trading on the NASDAQ Global Market, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded; or

•	if our common stock is not listed for trading on a U.S. national or regional securities exchange, the closing price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) for our common stock on that date as reported by the OTC Bulletin Board; or

•	if not so reported by the OTC Bulletin Board, the last quoted bid price for our common stock in the over-the-counter market on that date as reported by Pink OTC Markets Inc. or similar organization; or

•	if our common stock is not so quoted by Pink OTC Markets Inc. or similar organization, the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from a nationally recognized independent investment banking firm selected by us for this purpose.

The last reported sale price of our common stock will be determined without reference to extended or after-hours trading. If, during a period applicable for calculating the last reported sale price of our common stock, an event occurs that requires an adjustment to the conversion rate, the last reported sale price shall be calculated for such period in a manner determined by us to appropriately reflect the impact of such event on the price of our common stock during such period.

”Trading day” means a day during which:

•	the NASDAQ Global Market is open for trading, or if our common stock is not listed for trading on the NASDAQ Global Market, the principal U.S. national or regional securities exchange on which our common stock is listed is open for trading, or if our common stock is not so quoted or listed, any business day; and

•	there is no market disruption event.

For purposes of determining whether this conversion contingency has been triggered, if our common stock is listed for trading on the NASDAQ Global Market or listed on another U.S. national or regional securities exchange, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

Whenever the notes shall become convertible upon satisfaction of this condition to conversion, we will notify holders, the trustee and the conversion agent promptly.

Conversion Upon Satisfaction of Trading Price Condition

A holder of notes may surrender all or a portion of its notes for conversion during the five business day period after any ten consecutive trading-day period (the “measurement period”) in which the “trading price” (as defined below) per $1,000 principal amount of notes, as determined following a request by a holder in accordance with the procedures described below, for each day in the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2,000,000 aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that, if only two such bids can reasonably be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2,000,000 aggregate principal amount of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

In connection with any conversion upon satisfaction of the above trading price condition, the bid solicitation agent shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and applicable conversion rate. The trustee will initially act as the bid solicitation agent.

Whenever the notes shall become convertible upon satisfaction of this condition to conversion, we will notify holders, the trustee and the conversion agent promptly.

Conversion Upon Specified Distributions to Holders of Our Common Stock or Specified Corporate Transactions

If we elect to:

•	distribute to all or substantially all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 calendar days after the date of the distribution, shares of our common stock at a price per share less than the average last reported sale prices of our common stock over the ten consecutive trading-day period ending on the trading day immediately preceding the declaration date for such distribution; or

•	distribute to all or substantially all holders of our common stock our assets, debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors (or a committee thereof) exceeding 15% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we must notify the holders of the notes, the trustee and the conversion agent at least 30 scheduled trading days prior to the “ex-date” (as defined below) for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of (a) the close of business on the business day immediately prior to the ex-date for such distribution or (b) our announcement that such distribution will not take place. The “ex-date” means the first date upon which the shares of our common stock trade or the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question. Holders of the notes may not exercise this right if they will otherwise participate in the distribution without conversion as a result of holding the notes on a basis equivalent to a holder of a number of shares of our common stock equal to the principal amount of your notes divided by the applicable conversion price.

In addition, in the event of a fundamental change or a make-whole fundamental change, a holder may surrender notes for conversion at any time beginning on the business day following the effective date of such fundamental change or make-whole fundamental change until (a) the close of business on the business day immediately preceding the repurchase date corresponding to such fundamental change or (b) the close of business on the 35th business day after the effective date of the make-whole fundamental change in the case of a make-whole fundamental change that is not a fundamental change. We must notify holders, the trustee and the conversion agent of the anticipated occurrence of such fundamental change or make-whole fundamental change no later than five business days prior to the anticipated effective date of such fundamental change or make-whole fundamental change.

Holders of the notes also will have the right to convert their notes if we are a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of our property and assets, in each case pursuant to which our common stock would be converted into cash, securities and/or other property, that does not also constitute a fundamental change or a make-whole fundamental change. In such event, holders will have the right to convert their notes at any time beginning on the earlier of (i) the date on which we notify holders of such transaction and (ii) the effective date of such transaction and ending on the 35th business day immediately following the effective date of such transaction.

Conversion Upon Redemption

If we call any or all of the notes for redemption, holders of the notes will have the right to convert their notes called for redemption until the close of business on the business day preceding the redemption date, after which time holders’ right to convert will expire unless we default in the payment of the redemption price.

Conversion During the Period Commencing on May 15, 2016 to Maturity

Notwithstanding anything herein to the contrary, a holder may surrender the notes for conversion at any time on or after May 15, 2016, until the close of business on the business day immediately preceding the maturity date.

Conversion Procedures

Procedures to be Followed by a Holder

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date and all taxes or duties, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date you comply with all of these requirements is the “conversion date” under the indenture.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

If a holder has already delivered a repurchase notice as described under “— Repurchase at the Option of the Holder Upon a Fundamental Change” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Irrevocable Election of Net Share Settlement

At any time prior to the 30th scheduled trading day preceding the maturity date of the notes, we may irrevocably elect net share settlement of the notes. If we make such an election, we will pay an amount in cash equal to the principal portion of any notes tendered for conversion on a conversion date that follows the date of our irrevocable net share settlement election, together with shares of our common stock to the extent that our payment obligations in respect of the notes exceed such principal portion, as described below under “— Settlement Upon Conversion”. This irrevocable net share settlement election is in our sole discretion and does not require the consent of the holders of the notes.

We will notify holders, the trustee and the conversion agent promptly upon making such election.

We may irrevocably renounce this right to elect net share settlement of the notes by notifying holders, the trustee and the conversion agent at any time prior to the earlier of the (i) 30th scheduled trading day preceding the maturity date of the notes and (ii) our exercise of such right. Upon such renunciation, we will no longer have the right to elect the net share settlement with respect to the notes, and any such attempted election shall have no effect.

Settlement Upon Conversion

Unless we have made an irrevocable net share settlement election as described above under “— Irrevocable Election of Net Share Settlement”, we may elect to deliver shares of our common stock, cash or a combination of cash and shares of our common stock in satisfaction of our obligations upon conversion of the notes. If we have made the irrevocable net share settlement election, however, we may only settle such notes by net share settlement. We will inform the holders so converting and the conversion agent through the trustee of the method we choose to satisfy our obligation upon conversion of the notes no later than the second scheduled trading day immediately following the related conversion date. If we do not provide such notice, we will be presumed to have elected to satisfy our obligation by net share settlement.

Prior to the 30th scheduled trading day, the trustee and the conversion agent preceding the maturity date of the notes, we may deliver a one-time notice to the holders of the notes, designating the settlement method for all conversions that occur on or after the 30th scheduled trading day prior to such maturity date. If we do not provide such notice, we then we will settle all such conversions of the notes by net share settlement.

If we choose to satisfy any portion of our conversion obligation by delivering cash, other than solely cash in lieu of any fractional shares, or if we have made an irrevocable net share settlement election, we will specify the fixed dollar amount per $1,000 principal amount of the notes to be satisfied by the delivery of cash; provided the fixed dollar amount due upon conversion shall in no event exceed the conversion value (as defined below). We have a policy of settling conversions of the notes using net share settlement. If we have previously made an irrevocable net share settlement election, and we fail to timely notify converting holders of the fixed dollar amount, the fixed dollar amount will be deemed to be $1,000.

We will treat all holders of the notes converting on the same trading day in the same manner. Except for all conversions that occur on or after the 30th scheduled trading day preceding the maturity date of the notes, we will not, however, have any obligation to repay any notes tendered for conversion on different trading days in the same manner. That is, we may choose on one trading day to settle entirely in shares of our common stock and choose on another trading day to settle entirely in cash or a combination of cash and shares of our common stock.

Settlement in shares of our common stock only will occur on the third trading day following the conversion date (or, if earlier, on the maturity date). Settlement in cash and/or shares of our common stock will occur on the third trading day following the final settlement period trading day of the applicable settlement period.

The settlement amount will be computed as follows:

(1) if we elect to satisfy the entire conversion obligation in common stock only, we will deliver to the holder for each $1,000 principal amount of the notes converted a number of shares of our common stock equal to the conversion rate in effect on the conversion date plus cash in lieu of fractional shares, if applicable;

(2) if we elect to satisfy the entire conversion obligation in cash only, we will deliver to the holder for each $1,000 principal amount of the notes converted cash in an amount equal to the conversion value; and

(3) if we elect to satisfy the conversion obligation in a combination of cash and common stock or if we have made an irrevocable net share settlement election, we will deliver to the holder for each $1,000 principal amount of the notes converted:

•	(i) the fixed dollar amount per $1,000 principal amount of the notes of the conversion obligation to be satisfied in cash specified in the notice regarding our chosen method of settlement or, if lower, the conversion value in cash (the “fixed cash amount”); and

•	(ii) a number of shares equal to the sum, for each of the settlement period trading days in the settlement period, of 1/25th of (a) the conversion rate then in effect minus (b) the quotient of (x) the fixed cash amount divided by (y) the VWAP of our common stock on that settlement period trading day (plus cash in lieu of fractional shares if applicable).

The “settlement period” means the 25 consecutive settlement period trading days:

•	with respect to conversion dates occurring during the period beginning 30 scheduled trading days preceding the maturity date, beginning on and including the 27th scheduled trading day immediately preceding the maturity date; and

•	with respect to conversion dates occurring after we have given a notice of redemption, beginning on and including the 27th scheduled trading day immediately preceding the redemption date; and

•	in all other cases, beginning on and including the third trading day following the conversion date.

The “conversion value”, for every $1,000 principal amount of a note being converted, means an amount equal to the sum of the daily conversion values for each of the 25 settlement period trading days in the settlement period.

The “daily conversion value” for any settlement period trading day equals 1/25th of:

•	the conversion rate in effect on that settlement period trading day multiplied by

•	the VWAP of our common stock on that settlement period trading day.

The “VWAP” for our common stock means, with respect to any settlement period trading day during the settlement period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page ONXX.Q <equity> AQR or any successor page in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such settlement period trading day; or if such volume-weighted average price is unavailable, the market value per share of our common stock on such settlement period trading day as determined by a nationally recognized independent investment banking firm retained for this purpose by us. “VWAP” will be determined without reference to extended or after-hours trading.

A “settlement period trading day” means a day during which:

•	trading in our common stock generally occurs on the primary exchange or market on which our common stock is listed, quoted or admitted for trading; and

•	there is no settlement period market disruption event;

provided, however, that if on any trading day our common stock is not traded on any market, then that trading day shall nevertheless be a “settlement period trading day” so long as we are able to obtain the market value per share of our common stock on that trading day from a nationally recognized independent investment banking firm retained for this purpose by us.

A “settlement period market disruption event” means:

•	a failure by the primary U.S. national securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session; or

•	the occurrence or existence on any trading day for our common stock of an aggregate one half-hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

Fractional Shares.  We will deliver cash in lieu of any fractional shares of common stock issuable in connection with a conversion of notes based on the daily VWAP of our common stock on the final settlement period trading day of the applicable settlement period (or, in the case of settlement in shares of common stock only, based on the daily VWAP of our common stock on the third day immediately following the conversion date).

Exchange in Lieu of Conversion

When a holder surrenders notes for conversion, we may direct the conversion agent to surrender, on or prior to the second business day following the conversion date, such notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to deliver, in exchange for such notes, cash, shares of our common stock or a combination of cash and shares of our common stock, equal to the consideration due upon conversion, all as provided above under “— Conversion Procedures — Irrevocable Election of Net Share Settlement” and “— Conversion Procedures — Settlement Upon Conversion”. By the close of business on the second business day immediately following the conversion date, we will notify the holder surrendering notes for conversion, the trustee and the conversion agent that we have directed the designated financial institution to make an exchange in lieu of conversion and such financial institution will be required to notify the conversion agent whether it will deliver, upon exchange, cash, shares of our common stock or a combination of cash and shares of common stock.

If the designated institution accepts any such notes, it will deliver cash, shares of our common stock or a combination of cash and shares of our common stock to the conversion agent, and the conversion agent will deliver the cash and/or shares, as the case may be, to the applicable holder. Any notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any notes for exchange but does not timely deliver the related consideration, or if such designated financial institution does not accept the notes for exchange, we will deliver as soon as practicable the relevant conversion consideration as if we had not made an exchange election.

Our designation of an institution to which the notes may be submitted for exchange does not require the institution to accept any notes. We will not pay any consideration to, or otherwise enter into any agreement with, the designated institution for or with respect to such designation.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below. Notwithstanding the below, we will not make any adjustment to the conversion rate if holders may participate in the transaction as a result of holding the notes, without having to convert their notes on a basis equivalent to a holder of a number of shares of our common stock equal to the principal amount of the notes held divided by the applicable conversion price. This exception will not apply to any adjustment described under “— Adjustment to Conversion Rate Upon Conversion Upon Make-Whole Fundamental Changes”. In addition, in no event will we adjust the conversion rate to the extent that the adjustment would reduce the conversion price below the par value per share of our common stock.

(1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination of our common stock, the conversion rate will be adjusted based on the following formula:

CR1=CR0 x	OS1 OS0

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 = the conversion rate in effect immediately after the open of business on such ex-date or immediately after the open of business on such effective date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-date or immediately prior to the open of business on such effective date; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective (x) immediately after the open of business on the ex-date for such dividend or distribution, or (y) the date on which such share split or share combination becomes effective. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors (or a committee thereof) determines not to pay such dividend or distribution to the conversion rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(2) If we distribute to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholder rights plan adopted by the Company) entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of our common stock, at a price per share less than the current market price (as defined below) of our common stock, the conversion rate will be adjusted based on the following formula:

CR1=CR0 x	OS0+X OS0+Y

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-date for such issuance;

CR1 = the conversion rate in effect immediately after the open of business on such ex-date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-date;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the current market price.

Any adjustment made pursuant to this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-date for such distribution. In the event that such rights, options or warrants described in this clause (2) are not so distributed, the conversion rate shall be readjusted to the conversion rate that would then be in effect if the ex-date for such distribution had not occurred. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of common stock actually delivered. For purposes of this clause (2), in determining the aggregate price payable for such shares of common stock, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash to be determined by the board of directors (or a committee thereof).

(3) If we distribute shares of our capital stock, evidences of our indebtedness, or other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities to all or substantially all holders of our common stock, excluding:

•	any dividends or distributions referred to in clause (1) above or clause (5) below;

•	any rights, options or warrants referred to in clause (2) above;

•	except as otherwise described below, rights issued pursuant to a stockholder rights plan adopted by the Company, or the detachment of such rights under the terms of any such plan;

•	any dividends or distributions paid referred to in clause (4) below;

•	any dividends and distributions in connection with a reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition resulting in a change in the conversion consideration pursuant to the last paragraph in this “— Conversion Rate Adjustments” subsection; and

•	any spin-off to which the provisions set forth below in this clause (3) shall apply,

then the conversion rate will be adjusted based on the following formula:

CR1=CR0 x	SP0 SP0-FMV

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-date for such distribution;

CR1 = the conversion rate in effect immediately after the open of business on such ex-date;

SP0 = the current market price; and

FMV = the fair market value (as determined by our board of directors (or a committee thereof)), on the ex-date for such distribution, of the shares of our capital stock, evidences of our indebtedness, or other assets or property of ours so distributed, expressed as an amount per share of our common stock.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series of, or similar equity interest in, a subsidiary or other business unit of ours, which we refer to as a “spin-off”, that are, or, when issued, will be, quoted or listed on any securities exchange or other market, the conversion rate will instead be adjusted based on the following formula:

CR1=CR0 x	FMV0+MP0 MP0

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the last trading day of the valuation period (as defined below);

CR1 = the conversion rate in effect immediately after the close of business or the last trading day of the valuation period;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the ten consecutive trading-day period commencing on, and including, the ex-date of the spin-off (the “valuation period”); and

MP0 = the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period, but will be given effect as of the open of business on the ex-date for the spin-off; provided that in respect of any conversion during the valuation period, references within this clause (3) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-date of such spin-off and the conversion date in determining the applicable conversion rate.

(4) If we pay any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1=CR0 x	SP0 SP0-C

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the open of business or the ex-date for such dividend or distribution;

SP0 = the current market price; and

C = the amount in cash per share we distribute to holders of our common stock.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock subject to the tender offer rules, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day immediately succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the conversion rate will be adjusted based on the following formula:

CR1=CR0 x	FMV+(SP1XOS1) OS0xSP1

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the expiration date;

CR1 = the conversion rate in effect immediately after the expiration date;

FMV = the fair market value (as determined by our board of directors (or a committee thereof)), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date;

OS0 = the number of shares of our common stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “expiration time”);

OS1 = the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to the purchase of all shares accepted for purchase exchange in such tender offer or exchange offer); and

SP1 = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period commencing on, and including, the trading day immediately following the expiration date.

Any adjustment made pursuant to this clause (5) shall become effective immediately prior to the opening of business on the trading day immediately following the expiration date; provided that in respect of any conversion within 10 trading days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the applicable conversion rate.

In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall be adjusted to be the conversion rate which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of the formula in this clause (5) to any tender offer or exchange offer would result in a decrease in the conversion rate, no adjustment shall be made for such tender offer or exchange offer under this clause (5).

If:

•	any distribution or transaction described in clauses (1) to (5) above has not yet resulted in an adjustment to the applicable conversion rate on the trading day in question, and

•	the shares the holder will receive on settlement are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise),

then promptly after such distribution or transaction has occurred, we will adjust the number of shares that we deliver to the holder as we determine is appropriate to reflect the relevant distribution or transaction. In addition, if a conversion rate adjustment becomes effective on any ex-date as described above, and a holder that has converted its notes would become the record holder of shares of our common stock as of the related conversion date as described under “— Conversion Procedures — Settlement Upon Conversion” above based on an adjusted conversion rate for such ex-date, then, notwithstanding the conversion rate adjustment provisions above, the conversion rate adjustment relating to such ex-date will not be made for such converting holder. Instead, such holder will be deemed to be the record owner of shares of an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment or, if no holders of our common stock affirmatively make such election, the types and amounts of consideration actually received by such holders.

For purposes of clauses (2), (3) and (4) above, “current market price” means the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the trading day immediately preceding the ex-date of the distribution requiring such computation.

We do not currently have a stockholder rights plan. To the extent that we have a stockholder rights plan in effect upon conversion of the notes into our common stock, you will receive, in addition to our common stock, the rights under the stockholder rights plan, unless prior to any conversion, the rights have separated from our common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow you to receive upon conversion, in addition to any shares of common stock, the right or warrants described therein with respect to such common stock (unless such rights or warrants have separated from the common stock) shall not constitute a distribution of rights or warrants that would entitle you to an adjustment of the conversion rate.

For purposes of clauses (3) and (4), except with respect to a spin-off, in cases where the fair market value of assets, debt securities or certain rights, warrants or options to purchase our securities, or the amount of the cash dividend or distribution applicable to one share of our common stock, distributed to all or substantially all stockholders:

•	equals or exceeds the average of the last reported sale prices of our common stock over the relevant consecutive trading-day period ending on the trading day immediately preceding the ex-date for such distribution; or

•	such average last reported sale price exceeds the fair market value of such assets, debt securities or rights, warrants or options or the amount of cash so distributed by less than $1.00,

rather than being entitled to an adjustment in the conversion rate, the holder of a note will be entitled to receive upon conversion, in addition to shares of our common stock, cash or a combination of cash and shares of our common stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that such holder would have received if such holder had held a number of shares of our common stock equal to the principal amount of the notes held divided by the conversion price in effect immediately prior to the ex-date for determining the stockholders entitled to receive the distribution; provided that if our board of directors determines “FMV” for purposes of any such adjustment by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing current market price.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock, including in connection with satisfaction of our conversion obligation in a combination of cash and shares of our common stock, or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. In addition, the applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of our common stock; or

•	for accrued and unpaid interest, if any.

As used in this section, “ex-date” means the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question and “effective date” means the first date on which the shares trade on the applicable exchange or in the applicable market, regular way, reflecting the transaction.

We are permitted to the extent permitted by law and the rules of the NASDAQ Global Market or any other securities exchange on which our common stock is then listed to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors (or a committee thereof) determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried-forward adjustments on each conversion date, and each settlement period trading day with respect to any conversion date, for any notes.

In the event of:

•	any reclassification of our common stock;

•	any fundamental change described in clause (2) of the definition thereof;

•	a share exchange, consolidation, or merger involving us; or

•	a conveyance, transfer, sale, lease or other disposition to another person of all or substantially all of our assets,

in which holders of our common stock received cash, securities or other property (the “reference property”) in exchange for their shares of common stock, the notes will become convertible based on the type and amount of consideration that the holders of a number of shares of our common stock equal to the principal amount of the notes divided by the conversion price would have received in such reclassification, share exchange, consolidation, merger, conveyance, transfer, sale, lease or other disposition. In all cases, the provisions above under ‘‘— Conversion Procedures — Irrevocable Election of Net Share Settlement” and “— Conversion Procedures — Settlement Upon Conversion” relating to the satisfaction of the conversion obligation shall continue to apply with respect to the calculation of the settlement amount. For purposes of the foregoing, the type and amount of consideration that a holder of our common stock received in the case of reclassifications, share exchanges, consolidations, mergers, conveyances, transfers, sales, leases or other dispositions that cause our common stock to be exchanged for more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively made such an election.

Adjustment to Conversion Rate Upon Conversion Upon Make-Whole Fundamental Changes

If you elect to convert your notes at any time during the period permitted for conversion in the event of a make-whole fundamental change, which begins on the business day following the effective date of such make-whole fundamental change, the conversion rate will be increased by an additional number of shares of our common stock (the “additional shares”) as described below. Any conversion will be deemed to have occurred in connection with such make-whole fundamental change only if such notes are surrendered for conversion at a time when the notes would be convertible in light of the occurrence of a make-whole fundamental change and notwithstanding the fact that a note may then be convertible because another condition to conversion has been satisfied.

A “make-whole fundamental change” means any transaction or event that constitutes a fundamental change pursuant to clause (1), (2) (disregarding the proviso in clause (2)), (3) and (4) under the definition of fundamental change as described under “— Repurchase at the Option of the Holder Upon a Fundamental Change” below (it being understood that the exception described in the paragraph following the definition of fundamental change shall apply).

The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “make-whole reference date”) and the price (the “stock price”) paid per share of our common stock in the make-whole fundamental change. If holders of our common stock receive only cash in the make-whole fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five consecutive trading day period ending on the trading day preceding the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”).

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “‘— Conversion Rate Adjustments”.

The following table sets forth the number of additional shares by which the conversion rate shall be increased based on the stock price and make-whole reference date for the make-whole fundamental change:

Make-whole	Stock Price
Reference Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$

, 2009
, 2010
, 2011
, 2012
, 2013
, 2014
, 2015
, 2016

The exact stock prices and make-whole reference dates may not be set forth in the table above, in which case if the stock price is between two stock price amounts in the table or the effective date is between make-whole reference dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two make-whole reference dates, as applicable, based on a 365-day year. If the stock price is:

•	greater than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased; or

•	less than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased.

Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion exceed           per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments”.

Any conversion that entitles the converting holder to an increase in the conversion rate as described in this section shall be settled as described under “— Conversion Procedures — Settlement Upon Conversion” above.

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of the reasonableness of economic remedies.

An increase the conversion rate for notes as a result of a fundamental change may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Repurchase at the Option of the Holder Upon a Fundamental Change

If a fundamental change (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to repurchase any or all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000, on a date (the “fundamental change repurchase date”) of our choosing that is not less than 20 or more than 35 business days after the date of our notice of the fundamental change. The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date is between a regular record date and the interest payment date to which it relates, in which case we will pay the full interest amount payable on such interest payment date to the record holder as of such record date). Any notes repurchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

(1) upon filing with the SEC of any Schedule TO, or any other schedule or form or report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing the consummation of a transaction (including, without limitation, a merger or consolidation) the result of which is that any “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2) consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or any conveyance, transfer, sale, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that neither (a) a transaction pursuant to which the holders of 50% or more of the total voting power of all classes of our common equity immediately prior to such transaction have the right to exercise 50% or more of the total voting power of all shares of common equity of the continuing or surviving corporation (or any parent thereof) entitled to vote generally in elections of directors of such corporation (or any parent thereof) immediately after such event, nor (b) any merger primarily for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity shall be a fundamental change;

(3) our stockholders approve any plan or proposal for our liquidation or dissolution; or

(4) our common stock (or other common stock into which the notes are then convertible) ceases to be listed on any of the NASDAQ Global Market, the NASDAQ Global Select Market or the New York Stock Exchange or other national securities exchange.

A fundamental change as a result of clause (1) or (2) above will not be deemed to have occurred, however, if at least 90% of the consideration paid for our common stock, excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights in the transaction or transactions constituting the fundamental change consists of shares of common stock listed on any of the NASDAQ Global Market, NASDAQ Global Select Market or the New York Stock Exchange (or any of their respective successors) or will be so listed immediately following such fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the notes become convertible into such publicly traded securities on the basis set forth under the last paragraph under “— Conversion Rate Adjustments”, subject to the provisions set forth under “— Conversion Procedures” above.

On or before the 15th calendar day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent;

•	that the notes are eligible to be converted, the applicable conversion rate and any adjustments to the applicable conversion rate;

•	that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture;

•	that a holder must exercise its repurchase right by the close of business on the business day immediately preceding the fundamental change repurchase date;

•	that a holder has the right to withdraw any notes tendered for repurchase prior to the close of business on the business day immediately preceding the fundamental change repurchase date; and

•	the procedures that holders must follow to require us to repurchase their notes.

To exercise the repurchase right, you must deliver, by the close of business on the business day immediately preceding the fundamental change repurchase date, subject to extension to comply with applicable law, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:

•	if certificated notes have been issued, the certificate numbers of your notes to be delivered for repurchase, or if certificated notes have not been issued, your notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if certificated notes have not been issued, your notice must comply with appropriate DTC procedures;

•	the principal amount of the withdrawn notes; and

•	the principal amount, if any, which remains subject to the repurchase notice.

We will be required to repurchase the notes on the fundamental change repurchase date, subject to extension to comply with applicable law. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered or transferred to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest upon delivery or transfer of the notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

No notes may be purchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change repurchase price of the notes.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or other disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under New York law, which governs the indenture and the notes, or under the laws of Delaware, our state of incorporation. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See “Risk Factors — Risks Related to the Notes and Our Common Stock — We may not have the ability to pay interest on the notes, to repurchase or redeem the notes or to pay cash upon conversion of the notes” in this prospectus supplement. If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless:

•	either (a) we are the surviving corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person expressly assumes by supplemental indenture all of our obligations under the notes and the indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and

•	we or the successor person have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if applicable) complies with this provision and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the surviving corporation, the successor corporation formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, ours, and we shall be discharged from our obligations, under the notes and the indenture.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to repurchase the notes of such holder as described above.

An assumption by any person of our obligations under the notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Optional Redemption by the Company

Beginning August 20, 2013, we may redeem any or all of the notes in cash at the redemption price, provided that the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice exceeds 130% of the applicable conversion price in effect on each such trading day. The redemption price will equal the sum of 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole premium” as described below. Any notes redeemed by us will be paid for in cash.

If we redeem notes as described above, we will make a “make-whole premium” payment in cash, shares of our common stock or a combination of cash and shares of our common stock, at our option, equal to the sum of the present values of the remaining scheduled payments of interest that would have been made on the notes to be redeemed had such notes remained outstanding from the redemption date to August, 15, 2016 (excluding interest accrued to, but excluding, the redemption date, which is otherwise paid pursuant to the second clause of the definition of redemption price in the preceding paragraph). The present values of the remaining interest payments will be computed using a discount rate equal to 2.5%. If we elect to pay some or all of the make-whole premium in shares of our common stock, then the number of shares of common stock a holder will receive will be that number of shares that have a value equal to the amount of the make-whole premium payment to be paid to such holder in shares, divided by the product of the average of the closing prices of our common stock for the five trading days immediately preceding and including the third day prior to the date of the provisional redemption multiplied by 97.5%.

We must make these make-whole premium payments on all notes called for redemption prior to August 15, 2016, including notes subject to redemption that are converted after the date we delivered the notice of redemption. Notwithstanding the foregoing, if we set a redemption date between a regular record date and the corresponding interest payment date, we will not pay accrued interest to any redeeming holder, and will instead pay the full amount of the relevant interest payment on such interest payment date to the holder of record on such a regular record date, and the make-whole premium payment made on such notes to converting or redeeming holders will equal the present values of all remaining interest payments, starting with the next interest payment date for which interest has not been provided for above, calculated as described above.

We will give notice of redemption not more than 60 calendar days but not less than 35 calendar days prior to the redemption date to all record holders at their addresses set forth in the register of the registrar. This notice will state, among other things:

•	that you have a right to convert the notes called for redemption, and the conversion rate then in effect; and

•	the date on which your right to convert the notes called for redemption will expire.

If less than all of the outstanding notes are to be redeemed, the trustee will select the notes to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot, pro rata or by another method the trustee considers reasonable. If a portion of your notes is selected for redemption and you convert a portion of your notes, the converted portion will be deemed to be of the portion selected for redemption.

In the event of any redemption in part, we shall not be required to (i) issue, register the transfer of or exchange any notes during a period beginning at the opening of business 15 calendar days before any selection for redemption of notes and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be redeemed or (ii) register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes being redeemed in part.

Events of Default; Notice and Waiver

Each of the following is an event of default with respect to the notes:

•	default by us in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

•	default by us in the payment of principal of any note when due and payable at its stated maturity, upon required repurchase, upon redemption, upon acceleration or otherwise;

•	failure by us to satisfy our conversion obligation upon exercise of a holder’s conversion right and such failure continues for 5 days;

•	failure by us to comply with our obligations under “— Consolidation, Merger and Sale of Assets”;

•	failure by us to comply with our notice obligations under “— Repurchase at the Option of the Holder Upon a Fundamental Change”;

•	failure by us for 60 days after written notice from the trustee or the holders of at least 25% principal amount of the notes then outstanding has been received by us to comply with any of our other agreements contained in the notes or indenture relating to the notes;

•	default under any agreements, indentures or instruments under which we or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, then has outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed having a principal amount in excess of $25,000,000 in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its express maturity date or (ii) constituting a failure to pay at least $25,000,000 of such indebtedness when due and payable (after the expiration of any applicable grace period) at its stated maturity, upon required repurchase, upon declaration or otherwise; provided, that any such event of default shall be deemed cured and not continuing upon payment of such indebtedness or rescission of such declaration;

•	one or more judgments, orders or decrees for the payment of money in excess of $25,000,000, either individually or in the aggregate, shall be entered against us or any of our significant subsidiaries and shall not be discharged, bonded, paid, stayed, waived, subject to a negotiated settlement or subject to insurance within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of our significant subsidiaries.

The indenture provides that if an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding notes by notice to us and the trustee may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us, 100% of the principal of and accrued and unpaid interest, if any, on the notes automatically will become due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under “— Reports”, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. The additional interest will accrue on all outstanding notes from, and including, the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to, but not including, the 365th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 365th day (or earlier, if an event of default relating to the reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the notes will be subject to acceleration as provided above. If we do not elect to pay additional interest during the continuance of such an event of default, as applicable, in accordance with this paragraph, the notes will be subject to acceleration as provided above.

In order to elect to pay additional interest on the notes as the sole remedy during the first 365 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in the indenture or the failure to comply with Section 314(a) of the Trust Indenture Act in accordance with the immediately preceding paragraph, we must notify all record holders of notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs. If we fail to timely give such notice, the notes will be immediately subject to acceleration as provided above.

The holders of a majority in aggregate principal amount of the notes outstanding, by written notice to us and the trustee, may (i) waive all past defaults (except with respect to nonpayment of principal or interest, including any additional interest, failure to deliver consideration due upon conversion, failure to repurchase any notes when required and failure to pay the redemption price on the date of redemption in connection with our exercising our optional redemption right) and (ii) rescind and annul such declaration and its consequences if:

•	rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

•	such declaration is not the result of a failure to deliver consideration due upon conversion, a payment default arising from our failure to repurchase any notes when required, a payment default arising from our failure to pay the redemption price on the date of redemption in connection with our exercising our optional redemption right.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (though the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, including additional interest, if any, when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

•	such holder has previously given the trustee written notice that an event of default is continuing;

•	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

•	such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for a remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture will provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture will provide that if a default occurs and is continuing and is known to the trustee, the trustee must send to each holder notice of the default within 90 days after it occurs or, if later, promptly after the trustee obtains knowledge thereof. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we will be required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We also will be required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Modification and Amendment

Changes Requiring Majority Approval

Subject to certain exceptions described below under “— Changes Requiring Approval of Each Affected Holder”, the indenture (including the terms and conditions of the notes) may be amended with the written consent or affirmative vote of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), without notice to any other holder.

Changes Requiring Approval of Each Affected Holder

Without the consent of each holder of an outstanding note affected, we may not amend the indenture to:

•	make any change in the percentage of principal amount of notes whose holders must consent to an amendment, supplement or waiver or to make any change in this provision for modification;

•	reduce any rate of interest or extend the time for payment of interest on the notes;

•	reduce the principal amount of, or the repurchase price or redemption price with respect to, the notes, or change their final stated maturity;

•	make payments on the notes payable in currency other than as originally stated in the notes;

•	impair the holder’s right to institute suit for the enforcement of any payment on the notes;

•	adversely affect the ranking of the notes as our senior unsecured indebtedness;

•	waive a continuing default or event of default regarding any payment on the notes;

•	adversely affect the repurchase provisions of the notes; or

•	adversely affect the conversion provisions of the notes.

Changes Requiring no Approval

We may amend or supplement the indenture or waive any provision of it without the consent of an holders of notes in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of the notes;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture and to provide for conversion of the notes into reference property;

•	to provide any security for or add guarantees with respect to the notes;

•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•	to add covenants that would benefit the holders of notes or to surrender any rights we have under the indenture;

•	to provide for a successor trustee in accordance with the terms of the indenture or to otherwise comply with any requirement of the indenture;

•	to provide for the issuance of additional notes, to the extent that we deem such amendment necessary or advisable in connection with such issuance; provided that no such amendment or supplement may impair the rights or interests of any holder of the outstanding notes;

•	to increase the conversion rate;

•	to add events of default with respect to the notes;

•	to add circumstances under which we will pay additional interest on the notes;

•	to make any change that does not adversely affect the rights of any holder of outstanding notes; or

•	to conform the provisions of the indenture to the “Description of Notes” section in this prospectus supplement.

The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders of the notes a notice briefly describing such amendment. However, with respect to amendments that do not require the consent of holders of notes, the failure to give such notice to all the holders of the notes, or any defect in the notice, will not impair or affect the validity of the amendment.

Notes Not Entitled to Consent

Any notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding notes have consented to a modification, amendment or waiver of the terms of the indenture.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee all outstanding notes for cancellation or, when all outstanding notes have become due and payable, by depositing with the trustee or delivering to the holders, as applicable, cash and/or shares of common stock sufficient to pay all amounts due at maturity.

Repurchase and Cancellation

We may, to the extent permitted by law, repurchase any notes in the open-market or by tender offer at any price or by private agreement. Neither we nor our affiliates may resell such securities unless such resale is registered under the Securities Act of 1933 (the “Securities Act”) or such resale is pursuant to an exemption from the registration requirements of the Securities Act that results in such securities not being “restricted securities”, as such term is defined in Rule 144(a)(3) under the Securities Act. Any notes repurchased by us may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

Information Concerning the Trustee

We have appointed Wells Fargo Bank, National Association, the trustee under the indenture, as paying agent, conversion agent, bid solicitation agent, notes registrar and custodian for the notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

No Stockholder Rights for Holders of Notes

Holders of the notes, as such, will not have any rights as our stockholders (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

Compliance with NASDAQ Stockholder Approval Rules

We will not take any voluntary action that would result in an adjustment pursuant to any of the provisions described in clauses (2) through (5) of “— Conversion Rate Adjustments”, “— Adjustment to Conversion Rate Upon Conversion Upon Make-Whole Fundamental Changes” and “— Optional Redemption by the Company” without complying, if applicable, with the stockholder approval rules of the NASDAQ Global Stock Market (including NASDAQ Market Rule 5635, which requires stockholder approval of certain issuances of our common stock) or any similar rule of any other stock exchange on which our common stock is listed at the relevant time.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or partner of ours, as such, will have any liability for any of our obligations under the notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Reports

So long as any notes are outstanding, we will be required to deliver to the trustee, within 15 calendar days after we would have been required to file with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Documents filed by us with the SEC via its EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so filed. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we shall continue to provide the trustee with reports containing substantially the same information as would have been required to be filed with the SEC had we continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times we would have been required to provide reports had we continued to have been subject to such reporting requirements. We also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act and will furnish to holders, beneficial owners and prospective purchasers of the notes or shares of common stock issuable upon conversion of the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Governing law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Calculations in Respect of Notes

We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, the settlement period and settlement period trading days, the daily conversion values, if applicable, the settlement amount, the conversion rate of the notes and accrued interest payable on the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Form, Denomination and Registration

The notes will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and whole multiples of $1,000.

Global Notes, Book-Entry Form

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the paying agent to DTC’s nominee as the registered holder of the global note. Neither we nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 calendar days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes, subject to DTC’s procedures; or

•	certain other events provided in the indenture should occur.

CONCURRENT COMMON STOCK OFFERING

Concurrently with this notes offering, we are offering 4,000,000 shares of our common stock to the public, or 4,600,000 if the underwriters exercise their option in full to purchase additional shares. The common stock offering is being conducted as a separate public offering by means of a separate prospectus supplement. This notes offering is not contingent upon our common stock offering and our common stock offering is not contingent upon this notes offering. We cannot assure you that our common stock offering will be completed.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus supplement, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. As of August 3, 2009, there were 57,117,465 shares of common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This information is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, bylaws and the DGCL. For information on how to obtain copies of our certificate of incorporation and bylaws, see “Where You Can Find More Information”.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone.

Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be issued upon conversion of the notes offered hereby will be, fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation provides that our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that these holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of our company, which could have a depressive effect on the market price of our common stock. We have no present plan to issue any shares of preferred stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws could make more difficult the acquisition of us by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging such proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of such proposals could result in an improvement of their terms.

Delaware Takeover Statute.  We are subject to section 203 of the DGCL. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder, unless:

•	prior to such date the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Charter Documents.  Our amended and restated certificate of incorporation provides:

•	for a board of directors, classified into three classes of directors as nearly equal in size as possible with staggered terms;

•	for the authority of our board to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of these shares, without stockholder approval;

•	that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing;

•	that special meetings of the stockholders may be called only by the chairman of the board, president, the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, or by the holders of the shares entitled to cast not less than ten percent (10%) of the votes at the meeting; and

•	for no cumulative voting.

These and other provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws could delay or discourage some types of transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Limitation on Liability and Indemnification of Officers and Directors

Section 145(a) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful”. With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of the person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper”.

Our amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, none of our directors shall be personally liable to the us or our stockholders for monetary damages for breach of fiduciary duty as a director. The amended and restated certificate of incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

Our amended and restated bylaws provide for the indemnification of directors and officers to the fullest extent no prohibited by the DGCL and that the Company shall have the power to indemnify its employees and other agents as set forth in the DGCL. We have entered into indemnification agreements with our directors and executive officers and intend to enter into indemnification agreements with any new directors and executive officers in the future.

We also carry officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank Minnesota, N.A. Its address is Shareholder Services, 161 North Concord Exchange, South St. Paul, Minnesota 55075 and its telephone number is (800) 468-9716.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes and of the ownership and disposition of common stock received upon a conversion of the notes, and does not purport to be a complete analysis of all potential tax effects. This discussion only applies to initial holders of notes who purchase notes at the “issue price”, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money. This discussion assumes that each holder holds the notes and common stock received upon a conversion of the notes as a capital asset.

This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	tax-exempt organizations;

•	insurance companies;

•	dealers in securities;

•	persons holding notes or common stock as part of a hedge or other integrated transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons that own, or are deemed to beneficially own, more than 5% of the fair market value of the notes or more than 5% of our common stock or persons that, on the date of acquisition of the notes, own notes with a fair market value of more than 5% of the fair market value of our common stock; or

•	persons subject to the alternative minimum tax.

If a partnership or other entity classified as a partnership for U.S. Federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisor.

This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

We have not sought, nor will we seek, any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or common stock or that any such position would not be sustained.

Prospective investors should consult their own independent tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local foreign or other tax laws, including gift and estate tax laws.

U.S. Holders

As used herein, “U.S. Holder” means a beneficial owner of a note who or that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a U.S. person.

The term U.S. Holder also includes certain former citizens and residents of the United States.

Interest

It is expected, and this discussion assumes, that the notes will be issued at an issue price equal to their principal amount and that accordingly the notes will be issued without original issue discount for U.S. federal income tax purposes. Accordingly, interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Redemption of the Notes

Upon the sale, exchange or redemption of a note (other than a conversion into common stock or cash and common stock, as described in “— Conversion of the Notes for Common Stock” and “— Conversion of the Notes for Cash and Common Stock” below), a U.S. Holder will generally recognize gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest, which is taxable as ordinary income if not previously included in income) and (2) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be the U.S. Holder’s cost therefor, plus the amount, if any, included in income on an adjustment to the conversion rate of the notes, as described in “— Constructive Distributions” below. Such recognized gain or loss generally will be capital gain or loss, and if the U.S. Holder is an individual that has held the note for more than one year, such capital gain will generally be subject to tax at long-term capital gain rates. A U.S. Holder’s ability to deduct capital losses may be limited.

Conversion of Notes for Common Stock

A conversion of a note in exchange solely for common stock will not be a taxable event, except that the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the U.S. Holder’s tax basis in the fractional share) and except that the fair market value of common stock received with respect to accrued interest will be taxed as a payment of interest (as described above). A U.S. Holder’s tax basis in the common stock received (other than the common stock received with respect to accrued interest) will be the same as the U.S. Holder’s basis in the note at the time of conversion, reduced by any basis allocated to a fractional share. A U.S. Holder’s tax basis in a fractional share will be determined by allocating the holder’s tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values. The U.S. Holder’s holding period for the common stock received (other than common stock received with respect to accrued interest) will include the U.S. Holder’s holding period for the note converted. A U.S. Holder’s tax basis in any common stock received with respect to accrued interest will equal the fair market value of the stock received, and the holding period for such stock will begin on the day following the date of receipt.

Conversion of Notes for Cash

A conversion of a note in exchange solely for cash will be treated as a taxable sale or exchange of the note, as described above under “— Sale, Exchange or Redemption of the Notes”.

Conversion of the Notes for Cash and Common Stock

If a U.S. Holder receives a combination of common stock and cash (other than cash received in lieu of a fractional share) upon conversion of a note, the treatment of the U.S. Holder is unclear and will depend on whether the conversion is treated as a recapitalization for U.S. federal income tax purposes. The conversion can only be treated as a recapitalization if the notes are treated as “securities” for U.S. federal income tax purposes. An instrument is a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security”, one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities”, and instruments with an original term of less than five years may not be treated as “securities”. In addition, the convertibility of a debt instrument into stock of the issuer may argue in favor of “security” treatment because of the holder’s possible equity participation in the issuer. It is unclear whether the notes qualify as “securities”, and holders are encouraged to consult their own tax advisors regarding that determination. If the notes are treated as “securities”, a U.S. Holder generally will not recognize loss, but will recognize gain, if any, on a note so converted, in an amount equal to the lesser of (i) the fair market value of the common stock and cash received (other than amounts attributable to accrued interest, which will be treated as such) minus the holder’s adjusted tax basis in the notes converted and (ii) the amount of cash received (other than cash attributable to accrued interest or cash received in lieu of a fractional share). Such gain generally will be capital gain and will be long-term capital gain if the note has been held for at least one year at the time of the conversion. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share is equal to the difference between the amount of cash a U.S. Holder receives in respect of the fractional share and the portion of the U.S. Holder’s tax basis in the note that is allocable to the fractional share. A U.S. Holder’s tax basis in a fractional share will be determined by allocating the holder’s tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.

In such case, the U.S. Holder’s aggregate tax basis in the common stock received (other than stock received with respect to accrued interest but including any basis allocable to a fractional share) will equal the holder’s adjusted tax basis in the note converted, increased by the amount of gain recognized (other than with respect to a fractional share) and decreased by the amount of cash received (other than cash received in respect of accrued interest or a fractional share). The U.S. Holder’s holding period for shares of common stock (other than common stock received with respect to accrued interest) will include the period during which the holder held such note. A U.S. Holder’s tax basis in any common stock received with respect to accrued interest will equal the fair market value of the stock received, and the holding period for such common stock will begin on the day following the date of receipt.

An alternative characterization would treat the transaction as consisting of a nontaxable exchange of a portion of each note for common stock (other than common stock attributable to accrued interest) and a taxable exchange of the remaining portion of each note for cash. In such case, the holder’s basis in the note would be allocated pro rata between the common stock and the cash received, in accordance with their fair market values. Finally, if the notes are not treated as securities, the transaction might be viewed as a fully taxable exchange of the entire note for a combination of cash and common stock. U.S. Holders should consult their own advisors concerning the tax treatment to them if the notes are converted for a combination of our common stock and cash.

Exchange in Lieu of Conversion

If a U.S. Holder surrenders notes for conversion, we direct the notes to be offered to a financial institution for exchange in lieu of conversion, and the designated institution accepts the notes and delivers cash, common stock or a combination of cash and common stock in exchange for the notes, the holder will be taxed on the transfer as a sale or exchange of the notes, as described above under “— Sale, Exchange or Redemption of the Notes”. In such case, a U.S. Holder’s tax basis in the common stock received will equal the fair market value of the stock on the date of the exchange, and the holder’s holding period in the shares of common stock received will begin the day after the date of the exchange.

Constructive Distributions

Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received constructive distributions where the conversion rate of such instrument is adjusted. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be considered to result in a constructive distribution of stock. However, certain of the possible adjustments provided in the notes, including, without limitation, adjustments in respect of taxable dividends to our stockholders, will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the holders of notes will be deemed to have received constructive distributions in amounts based on the value of such holders’ increased interests in our equity resulting from such adjustments, which will be taxable in the same manner as an actual distribution as described below under “— Distributions on Common Stock”, even though they have not received any cash or property as a result of such adjustments. The amount of any such distribution will be treated as a distribution to a stockholder with the tax consequences described below in “Distributions on Common Stock” except that it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividend received deduction for corporate holders. In certain circumstances, the failure to make a conversion rate adjustment may result in a deemed distribution to the holders of the notes, if, as a result of such failure, the proportionate interest of the note holders in our assets or earnings is increased. In addition, an increase in the conversion rate for notes converted in connection with a make-whole fundamental change or redemption may be treated as a taxable distribution. U.S. Holders should consult their own tax advisors concerning the tax consequences of receiving constructive distributions.

Contingent Payments

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest and principal payable on the notes, which may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments”. We believe there is only a remote possibility that we will be obligated to make any such contingent payments on the notes and therefore intend to take the position that the notes should not be treated as contingent payment debt instruments. Assuming such position is respected, a U.S. Holder would be required to include the amount of any such payments in income as ordinary interest income at the time such payments are received or accrued in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments because of the possibility of such payments, U.S. Holders might, among other things, be required to accrue interest income at a higher rate than the stated interest rate on the notes and to treat any gain recognized on the sale or other disposition of a note (including any gain realized on the conversion of a note) as ordinary income rather than as capital gain. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Distributions on Common Stock

Distributions, if any, paid or deemed paid on our common stock (or deemed distributions on the notes as described above under “— Constructive Distributions”) generally will be treated as dividends to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Subject to certain limitations (including holding periods), (1) dividends paid to individual U.S. Holders before January 1, 2011 are taxed at the rates applicable to long-term capital gains and (2) dividends paid to corporate U.S. Holders will qualify for the dividends received deduction. Distributions on our common stock that exceed our current and accumulated earnings and profits will be treated first as a non-taxable return of capital, reducing the holder’s tax basis in the shares of common stock and, thereafter as a capital gain from the sale or exchange of such stock.

Sale or Exchange of Common Stock

Upon the sale or exchange of common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the cash and the fair market value of any property received on the sale or exchange and (2) such U.S. Holder’s tax basis in the common stock. The holder’s tax basis in the common stock received upon conversion will be determined in the manner described above under “— Conversion of the Notes for Common Stock” or “— Conversion of the Notes for Cash and Common Stock”, as applicable. Any capital gain or loss recognized by a holder will be long-term capital gain or loss if the common stock was held for more than one year. Long-term capital gain of an individual U.S. Holder is eligible for a reduced rate of tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the notes, dividends on our common stock and the proceeds from a sale or other disposition of the notes or our common stock, unless you are an exempt recipient such as a corporation. A U.S. Holder will be subject to backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder. For these purposes, a “Non-U.S. Holder” is a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident for U.S. federal income tax purposes;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

Interest

Subject to the discussion of backup withholding below, interest paid to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of the Code and applicable U.S. Treasury regulations;

•	such holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	such holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business;

•	such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

•	we, or our paying agent, receive appropriate documentation (generally an IRS Form W-8BEN or W-8ECI) establishing that the Non-U.S. Holder is not a U.S. person.

A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate) on payments of interest on the notes.

If interest on the notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, subject to the provisions of an applicable income tax treaty, such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a branch profits tax at 30% or a reduced treaty rate). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

Sale, Exchange or Other Disposition of the Notes or Shares of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a note or shares of our common stock generally will not be subject to U.S. federal income tax, unless:

•	such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, subject to an applicable income tax treaty providing otherwise; or

•	we are or have been a U.S. real property holding corporation as defined below, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and the common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.

Except to the extent that an applicable income tax treaty provides otherwise, a Non-U.S. Holder whose gain with respect to a note or common stock is effectively connected with the conduct of a trade or business in the United States by such holder will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a branch profits tax at 30% or a reduced treaty rate).

Conversion of the Notes

A Non-U.S. Holder’s conversion of a note into solely common stock generally will not be a taxable event, except to the extent a holder receives common stock attributable to accrued interest which will be taxable as described under “— Non-U.S. Holders — Interest”.

A Non-U.S. Holder’s conversion of a note solely for cash or for a combination of cash and common stock will be treated in a manner similar to that described above in “— Non-U.S. Holders — Sale, Exchange or Other Disposition of the Notes or Shares of Common Stock”, except to the extent a holder receives cash or common stock attributable to accrued interest (which will be taxable as described above under “— Non-U.S. Holders — Interest”) and except to the extent a holder receives cash and common stock for notes that are effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (which will be treated in the manner described above under “— U.S. Holders — Conversion of the Notes for Cash and Common Stock”).

Dividends

Dividends (including deemed dividends on the notes described above under “— U.S. Holders — Constructive Distributions”) paid to a Non-U.S. Holder of common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In the case of a deemed dividend, because such deemed dividends will not give rise to any cash from which any applicable withholding tax can be satisfied, a Non-U.S. Holder may be subject to withholding from subsequent cash payments of interest or from cash or shares of our common stock otherwise deliverable to a Non-U.S. Holder upon conversion, redemption or repurchase of a note. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty.

The withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the notes and the common stock and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or common stock, and the Non-U.S. Holder may be subject to backup withholding on payments on the notes or common stock or on the proceeds from a sale or other disposition of the notes or common stock. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

Onyx and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes being offered. Subject to certain conditions, each underwriter has severally agreed to purchase notes in the principal amounts indicated in the following table.

Principal Amount of
Underwriters	Notes

Goldman, Sachs & Co.	$
J.P. Morgan Securities Inc.
Barclays Capital Inc.
Lazard Capital Markets LLC

Total	$200,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken, other than the notes covered by the option described below unless and until this option is exercised.

If the underwriters sell more notes than the total number set forth in the table above, the underwriters have an option to buy up to an additional $30,000,000 in principal amount of the notes. They may exercise that option for 30 days. To the extent that the underwriters exercise this option, they will severally purchase the notes in approximately the same proportion as set forth in the table above.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus, plus accrued interest from the original issue date of the notes, if any. Any notes sold by the underwriters to securities dealers may be sold at a discount of up to     % of the principal amount of the notes. If all the notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before estimated offering expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional notes.

	Per Note		Without Option	With Option

Public offering price		%	$	$
Underwriting discounts and commissions		%	$	$
Proceeds, before expenses, to us		%	$	$

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

We and our directors and executive officers have agreed that, during the period beginning on the date hereof and continuing until the date 60 days after the date of this prospectus supplement, and subject to limited exceptions, neither we nor they will, without the prior consent of Goldman, Sachs & Co., offer, pledge, sell or otherwise dispose of (or enter into any agreement to offer, pledge, sell or otherwise dispose of), directly or indirectly, any shares of common stock, any securities substantially similar to the notes or the common stock or any securities convertible into or exchangeable for, shares of common stock or substantially similar securities, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or substantially similar securities.

With respect to us, the foregoing paragraph shall not apply to (i) issuances of shares of common stock pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date hereof, (ii) the sale of the notes and the issuance of common stock upon the conversion of the notes, (iii) the sale and issuance of 4,000,000 shares of common stock by us (or up to 4,600,000 shares of common stock if the underwriters exercise their in full their option to purchase additional shares) in the concurrent common stock offering and (iv) any agreement providing for (A) the contingent future issuance of shares of common upon achievement of specified technical or financial milestones and/or (B) the assumption of equity incentives and/or equity incentive plans, provided that no shares of common stock shall be issuable pursuant to any such agreement until at least 60 days after the date hereof.

With respect to our directors and executive officers, the foregoing paragraph shall not apply to (i) transfers of common stock as a bona fide gift or gifts or by will or intestacy, provided that each donee, transferee or distributee thereof agrees to be bound in writing by the restrictions set forth herein, (ii) transfers of common stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) shares of common stock sold or tendered to us or withheld by us for tax withholding purposes in connection with the vesting of equity awards that are subject to a taxable event upon vesting, (iv) shares of common stock sold pursuant to a written contract, instruction or plan complying with Rule 10b5-1 under the Exchange Act, provided that such plan has been entered into prior to the date hereof and is not amended or modified during 60-day restricted period or (v) transfers of common stock with the prior written consent of Goldman, Sachs & Co. on behalf of the underwriters.

In connection with the offering, the underwriters may purchase and sell notes and shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional notes from the company in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase additional notes pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes or shares of common stock made by the underwriters for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s notes or its stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market or otherwise.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of notes and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The company estimates that its share of the total expenses of the offering and the concurrent common stock offering, excluding underwriting discounts and commissions, will be approximately $1,360,000. The underwriters have agreed to reimburse us an aggregate of $860,000 for expenses relating to services of our financial advisor in connection with the offerings.

The company and the selling stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses. In addition, the underwriters are acting as underwriters in our concurrent common stock offering for which they will receive customary underwriting discounts and commissions. The underwriters may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of their business.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee in connection therewith.

LEGAL MATTERS

Certain legal matter in connection with the notes offered hereby and of the shares of common stock issuable upon conversion thereof will be passed upon for us by Cooley Godward Kronish LLP, Palo Alto, California. Davis Polk & Wardwell LLP, Menlo Park, California, is representing the underwriters in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our annual report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

COMMON STOCK
DEBT SECURITIES

From time to time, we may offer to sell common stock or debt securities, or any combination of these securities, in amounts, at prices and on terms described in one or more supplements to this prospectus. The debt securities may be convertible into or exchangeable for common stock or other securities.

This prospectus describes some of the general terms that may apply to an offering of our common stock or debt securities. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus.

We may offer and sell common stock or debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock trades on the Nasdaq Global Market under the symbol “ONXX.”

Investing in our common stock or debt securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable supplement to this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing an “automatic shelf” registration process available to “well-known seasoned issuers,” as defined in Rule 405 under the Securities Act of 1933, as amended. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock or debt securities or any combination of these securities described in this prospectus. No limit exists on the aggregate number of shares of common stock or the amount of debt securities we may sell pursuant to the registration statement. The debt securities may be convertible into common stock.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of these securities.

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners.

We urge you to read carefully both this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before deciding whether to invest in any of the securities being offered.

References in this prospectus to “Onyx,” “we,” “us” and “our” refer to Onyx Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries. Our principal executive offices are located at 2100 Powell Street, Emeryville, CA 94608, and our telephone number is (510) 597-6500. Our website address is http://www.onyx.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our common stock and debt securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

1

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we have filed with the SEC that are included or incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to the “safe harbor” created by those sections. These forward-looking statements include but are not limited to statements about:

•	our strategy;

•	the progress of our development programs, including clinical testing;

•	sufficiency of our cash resources;

•	revenues from existing and new collaborations;

•	product development;

•	our research and development and other expenses; and

•	our operations and legal risks.

These forward-looking statements are generally identified by words such as “expect,” “anticipate,” “intend,” “believe,” “hope,” “assume,” “estimate,” “plan,” “will” and other similar words and expressions. Discussions containing these forward-looking statements may be found, among other places, in “Business” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus supplement except as required by law. Before deciding to purchase our common stock and debt securities, you should carefully consider the risk factors discussed here or incorporated by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended December 31, 2006 and in the three months ended March 31, 2007. “Earnings” consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges. “Fixed charges” consist of interest expense and the portion of operating lease expense that represents interest. The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

						Three
						Months
						Ended
	Fiscal the Year Ended December 31,					March 31,
	2002	2003	2004	2005	2006	2007

Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

(1)	For the fiscal years ended December 31, 2002, 2003, 2004, 2005 and 2006, and the three months ended March 31, 2007, our earnings were insufficient to cover fixed charges by $45.8 million, $45.0 million, $46.8 million, $95.2 million, $92.7 million and $12.2 million, respectively.

2

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund the costs of our clinical trials program and other research and development activities, both on-going and planned, as well as sales and marketing activities and for general corporate purposes, including working capital. We may also use a portion of the net proceeds to in-license product candidates or to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any such transactions as of the date of this prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

We may issue shares of our common stock from time to time, in one or more offerings. We will set forth in the applicable prospectus supplement a description of the terms of the offering of common stock, including the offering price, the net proceeds to us and other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES

We may issue shares of our debt securities from time to time, in one or more offerings. We will set forth in the applicable prospectus supplement a description of the terms of the offering of debt securities, including maturity date, interest, the net proceeds to us and other offering material relating to such offering.

LEGAL MATTERS

The validity of the issuance of the shares of common stock and debt securities offered by this prospectus will be passed upon for us by our counsel, Cooley Godward Kronish LLP, Palo Alto, California. As of June 15, 2007, partners and associates of Cooley Godward Kronish LLP participating in the preparation of this prospectus and the related Registration Statement on Form S-3 owned an aggregate of 1,200 shares of our common stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Onyx Pharmaceuticals. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an

3

important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 0-28298):

•	Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2006;

•	Our proxy statement for our stockholders meeting on May 25, 2007 filed on April 19, 2007;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	Our Current Reports on Form 8-K filed February 12, 2007, March 9, 2007, March 22, 2007, April 2, 2007, April 17, 2007, May 3, 2007, May 8, 2007 and May 25, 2007; and

•	The description of our common stock set forth in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on April 2, 1996, including any amendments or reports filed for the purposes of updating this description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be made to us by mail care of: Investor Relations, 2100 Powell Street, Emeryville, California 94608, or by telephone by calling (510) 597-6500.

4

$200,000,000
Onyx Pharmaceuticals, Inc.
% Convertible Senior Notes
Due 2016

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.
J.P.Morgan
Barclays Capital
Lazard Capital Markets